                                                                  [FINOVA LOGO]



                          LOAN AND SECURITY AGREEMENT



                          AMERICAN FACTORS GROUP, INC.

                                    BORROWER

                            1800 CORPORATE BOULEVARD

                                   SUITE 101

                              BOCA RATON, FL 33431

                                    ADDRESS

                                   65-0821333

                            BORROWER FED ID TAX NO.





  $2,000,000.00 DURING THE FIRST SIX MONTHS FROM THE DATE HEREOF INCREASING BY

      $500,000 EVERY MONTH THEREAFTER UP TO A MAXIMUM AMOUNT OF $4,000,000

                                  CREDIT LIMIT



                                 MAY __ , 1998

                                      DATE



                             FINOVA BUSINESS CREDIT



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THIS LOAN AND SECURITY AGREEMENT (collectively with the Schedule to Loan
Agreement (the "SCHEDULE") attached hereto, the "AGREEMENT") dated the date set forth on the cover page, is entered into by and between the borrower named on the cover page (jointly and severally, the "Borrower"), whose address is set forth on the cover page and FINOVA CAPITAL CORPORATION ("FINOVA"), whose address is 111 West 40th Street, 14th Floor, New York, NY 10018.

1.       DEFINITIONS.

         1.1 Defined Terms. As used in this Agreement, the following terms have the definitions set forth below:

         "ADA" has the meaning set forth in Section 4.1(aa) hereof.

         "Additional Sums" has the meaning set forth in Section 2.8(a) hereof.

         "Affiliate" means any Person controlling, controlled by or under common control with Borrower. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of any Person, whether through ownership of common or preferred stock or other equity interests, by contract or otherwise. Without limiting the generality of the foregoing, each of the following shall be an Affiliate: any officer, director, employee or other agent of Borrower, any shareholder, member or subsidiary of Borrower, and any other Person with whom or which Borrower has common shareholders, officers or directors.

         "Agreement" has the meaning set forth in the preamble.

         "Applicable Law" has the meaning set forth in Section 8.2(a) hereof.

         "Applicable Usury Law" has the meaning set forth in Section 2.8(b) hereof.

         "Blocked Account" has the meaning set forth in Section 2.10(c) hereof.

         "Business Day" means any day on which commercial banks in both New York, New York and Phoenix, Arizona are open for business.

         "Capital Expenditures" means all expenditures made and liabilities incurred for the acquisition of any fixed asset or improvement, replacement, substitution or addition thereto which has a useful life of more than one year and including, without limitation, those arising in connection with Capital Leases.

         "Capital Lease" means any lease of property by Borrower that, in accordance with GAAP, should be capitalized for financial reporting purposes and reflected as a liability on the balance sheet of Borrower.

         "Closing Fee" has the meaning set forth in the Schedule.

         "Closing Date" means the date of the initial advance made by FINOVA pursuant to this Agreement.

         "Code" means the Uniform Commercial Code as adopted and in effect in the State of Arizona from time to time.

         "Collateral" has the meaning set forth in Section 3.1 hereof.

         "Collateral Monitoring Fee" has the meaning set forth in the Schedule.

         "Deposit Accounts" has the meaning set forth in Section 9105 of the Code.

         "Dominion Account" has the meaning set forth in Section 2.9(c) hereof.

         "Eligible Receivables" means Receivables sold to Borrower by, and purchased by Borrower from , its Factored Clients under the factoring agreements between Borrower and its clients, arising in the ordinary course of Borrower's business from the sale of goods or rendition of services by the Factored Clients, which are covered by credit insurance with an insurer acceptable to FINOVA and which FINOVA, in its Permitted Discretion, shall deem eligible based on such considerations as FINOVA may from time to time deem appropriate. Without limiting the foregoing, a Receivable shall not be deemed to be an Eligible Receivable if (i) the account debtor has failed to pay the Receivable within the latter of a period of ninety (90) days after the invoice date or sixty (60) days from the date the Borrower purchases the Receivable from a Factored Client who gave rise to the Receivable but such purchase may not take place more than thirty (30) days after the invoice date, to the extent of any amount remaining unpaid after such period; (ii) the account debtor has failed to pay more than 25% of all outstanding Receivables owed by it to Borrower within the latter of sixty (60) days from the invoice date or sixty
(60) days after the date the Borrower purchases the invoice from a Factored Client who gave rise to the Receivable but such purchase may not take place more than thirty (30) days after the invoice date; (iii) the account debtor is an Affiliate of the Borrower or the Factored Client who gave rise to the Receivable; (iv) the goods relating thereto are placed on consignment, guaranteed sale, "bill and hold," "COD" or other terms

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pursuant to which payment by the account debtor may be conditional; (v) the account debtor is not located in the United States, unless the Receivable is supported by a letter of credit or other form of guaranty or security, in each case in form and substance satisfactory to FINOVA; (vi) the account debtor is the United States or any department, agency or instrumentality thereof; (vii) Borrower or the Factored Client who gave rise to the Receivable is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (viii) the account debtor's total obligations to Borrower exceed 10% of all Eligible Receivables or the Eligible Receivables from any one Factored Client exceed 10% of all Eligible Receivable, the Receivable shall be ineligible to the extent of such excess; (ix) the account debtor disputes liability or makes any claim with respect thereto (up to the amount of such liability or claim), or is subject to any insolvency or bankruptcy proceeding, or becomes insolvent, fails or goes out of a material portion of its business; (x) the amount thereof consists of late charges or finance charges; (xi) the amount thereof consists of a credit balance more than sixty (60) days past due; (xii) the face amount thereof exceeds $30,000.00, unless accompanied by evidence of shipment of the goods or completion of services relating thereto satisfactory to FINOVA in its Permitted Discretion;
(xiii) the invoice constitutes a progress billing on a project not yet completed, except that the final billing at such time as the matter has been completed and delivered to the customer may be deemed an Eligible Receivable; or (xiv) the amount thereof is not yet represented by an invoice or bill issued in the name of the applicable account debtor; (xv) The Borrower has failed to submit to Lender copies of the factoring agreement under which the Receivable was purchased (which Factoring Agreement must be substantially in the form of exhibit "A" attached hereto), filed UCC financing statements, UCC searches and other documentation in form and substance satisfactory to Lender, with respect to the Factored Client whose sale of goods or rendition of services gave rise to the Receivable.

         "Environmental Costs" has the meaning set forth in Section 8.2(b) hereof.

         "Equipment" means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

         "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

         "ERISA Affiliate" means each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which Borrower is a member and which is treated as a single employer under ERISA Section 4001(b)(1), or IRC Section 414.

         "Event of Default" means any of the events set forth in Section 7.1 of this Agreement.

         "Examination Fee" has the meaning set forth in the Schedule.

         "Facility Fee" has the meaning set forth in the Schedule.

         "Factored Client" means a client of Borrower with whom Borrower has an operational and enforceable factoring agreement and related documentation, including without limitation, UCC financing statements recorded (in the appropriate governmental offices), conveying clear title to such Client's accounts receivables purchased by Borrower and covering a first, prior and perfected Security interest in such client's accounts receivable and related collateral all in form and substance acceptable to FINOVA.

         "FINOVA Affiliate" has the meaning set forth in Section 9.22 hereof.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for the financial covenants set forth in this Agreement, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

         "General Intangibles" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, Trademarks, Licenses and Patents, names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or


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otherwise), and all judgments now or hereafter arising therefrom, all claims of
Borrower against FINOVA, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance) tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by an account debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

         "Guarantor(s)" has the meaning set forth in the Schedule.

         "Hazardous Substance" has the meaning set forth in Section 8.2(a) hereof.

         "Indebtedness" means all of Borrower's present and future obligations, liabilities, debts, claims and indebtedness, contingent, fixed or otherwise, however evidenced, created, incurred, acquired, owing or arising, whether under written or oral agreement, operation of law or otherwise, and includes, without limiting the foregoing (i) the Obligations, (ii) obligations and liabilities of any Person secured by a lien, claim, encumbrance or security interest upon property owned by Borrower, even though Borrower has not assumed or become liable therefor, (iii) obligations and liabilities created or arising under any lease (including Capital Leases) or conditional sales contract or other title retention agreement with respect to property used or acquired by Borrower, even though the rights and remedies of the lessor, seller or lender are limited to repossession, (iv) all unfunded pension fund obligations and liabilities and
(v) deferred taxes.

         "Initial Payment Amount" means the percentage of the net amount of a Receivable which is paid by the Borrower to a Factored Client as the initial payment of the purchase price of such Receivable, which percentage shall under no circumstances be greater than the percentage set forth in the factoring agreement between Borrower and any such Factored Client as the "initial payment", "advance" or other like or equivalent terminology which may be used in Borrower's factoring agreements with its Factored Clients.

         "Initial Term" has the meaning set forth on the Schedule.

         "Inventory" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all documents of title or other documents representing them.

         "Inventory Loans" has the meaning set forth in the Schedule.

         "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

         "Loans" has the meaning set forth in Section 2.2 hereof.

         "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower and payable to FINOVA, and any other present or future agreement entered into in connection with this Agreement, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

         "Loan Party" means Borrower, each Guarantor, each Subordinating Creditor and each other party (other than FINOVA) to any Loan Document.

         "Loan Reserves" means, as of any date of determination, such amounts as FINOVA may from time to time establish and revise in good faith reducing the amount of Revolving Credit Loans which would otherwise be available to Borrower under the lending formula(s) provided in the Schedule: (a) to reflect events, conditions, contingencies or risks which, as determined by FINOVA in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Guarantor or (iii) the security interests and other rights of FINOVA in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect FINOVA's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to FINOVA is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which FINOVA determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default."

         "Loan Year" means each twelve month period commencing on the Closing Date.

         "Maximum Interest Rate" has the meaning set forth in Section 2.8(b) hereof.



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         "Minimum Interest Charge" has the meaning set forth in the Schedule.

         "Multiemployer Plan" means a "multiemployer plan" as defined in ERISA Sections 3(37) or 4001(a)(3) or IRC Section 414(f) which covers employees of Borrower or any ERISA Affiliate.

         "Net Worth" at any date means the Borrower's net worth as determined in accordance with GAAP.

         "Obligations" means all present and future loans, advances, debts, liabilities, obligations, covenants, duties and indebtedness at any time owing by Borrower to FINOVA, whether evidenced by this Agreement, any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by FINOVA in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, Examination Fee, letter of credit fees, Collateral Monitoring Fee, Closing Fee, Facility Fee, Termination Fee, Minimum Interest Charge and any other sums chargeable to Borrower hereunder or under any other agreement with FINOVA.

         "Operating Cash Flow/Actual" means, for any period, Borrower's net income or loss (excluding the effect of any extraordinary gains or losses), determined in accordance with GAAP, plus or minus each of the following items, to the extent deducted from or added to the revenues of Borrower in the calculation of net income or loss: (i) depreciation; (ii) amortization and other non-cash charges; (iii) interest expense paid or accrued; (iv) total federal and state income tax expense determined as the accrued liability of Borrower in respect of such period, regardless of what portion of such expense has actually been paid by Borrower during such period; and (v) Management Fees paid, to the extent permitted hereunder, and after deduction for each of (a) federal and state income taxes, to the extent actually paid during such period;
(b) any non-cash income; and (c) all actual Capital Expenditures made during such period and not financed.

         "Overadvance" has the meaning set forth in Section 2.3.

         "Overline" has the meaning set forth in Section 2.3.

         "PBGC" means the Pension Benefit Guarantee Corporation.

         "Permitted Discretion" means FINOVA's judgment exercised in good faith based upon its consideration of any factor which FINOVA believes in good faith:
(i) will or could adversely affect the value of any Collateral, the enforceability or priority of FINOVA's liens thereon or the amount which FINOVA would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to FINOVA by any Person on behalf of the Borrower is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving the Borrower, any Loan Party or any of the Collateral, or (iv) creates or reasonably could be expected to create an Event of Default. In exercising such judgment, FINOVA may consider such factors already included in or tested by the definition of Eligible Receivables or Eligible Inventory, as well as any of the following: (i) the financial and business climate of the Borrower's industry and general macroeconomic conditions, (ii) changes in collection history and dilution with respect to the Receivables, (iii) changes in demand for, and pricing of, Inventory, (iv) changes in any concentration of risk with respect to Receivables and/or Inventory, and (v) any other factors that change the credit risk of lending to the Borrower on the security of the Receivables and Inventory. The burden of establishing lack of good faith hereunder shall be on the Borrower.

         "Permitted Encumbrance" means each of the liens, mortgages and other security interests set forth on the Schedule.

         "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, government, or any agency or political division thereof, or any other entity.

         "Plan" means any plan described in ERISA Section 3(2) maintained for employees of Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

         "Prepared Financials" means the balance sheets of Borrower as of the date set forth in the Schedule in the section entitled 'Reporting Requirements' , and as of each subsequent date on which audited balance sheets are delivered to FINOVA from time to time hereunder, and the related statements of operations, changes in stockholder's equity and changes in cash flow for the periods ended on such dates.

         "Prime Rate" has the meaning set forth in the Schedule.

         "Prohibited Transaction" means any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the

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IRC which is not exempt by reason of Section 4975(c)(2) of the IRC.

         "Property" has the meaning set forth in Section 8.2(a) hereof.

         "Receivable Loans" has the meaning set forth on the Schedule.

         "Receivables" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance, sold and assigned to Borrower from Factored Clients, or otherwise), proceeds of any letters of credit naming Borrower as beneficiary, contract rights, chattel paper, instruments, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, whether secured or unsecured, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor secured party.

         "Renewal Term" has the meaning set forth on the Schedule.

         "Reportable Event" means a reportable event described in Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in
Section 4063 of ERISA, or a cessation of operations described in Section 4068(f) of ERISA.

         "Revolving Credit Loans" has the meaning set forth in the Schedule.

         "Revolving Credit Limit" has the meaning set forth in the Schedule.

         "Revolving Interest Rate" has the meaning set forth in the Schedule.

         "Schedule" has the meaning set forth in the preamble.

         "Senior Contractual Debt Service" means, for any period, the sum of payments made or required to be made by Borrower during such period for interest only payments due on the Revolving Credit Loans facility plus the Collateral Monitoring Fee and the Facility Fee.

         "Start Date" has the meaning set forth in the Schedule.

         "Subordinated Debt" means liabilities of Borrower the repayment of which is subordinated, to the payment and performance of the Obligations, pursuant to a subordination agreement acceptable to FINOVA in its sole discretion.

         "Subordinating Creditor" has the meaning set forth in the Schedule.

         "Termination Fee" has the meaning set forth in Section 9.2(d) hereof.

         "Total Contractual Debt Service" means, for any period, the sum of payments made (or, as to clause (i) of this sentence, required to be made) by Borrower during such period for (i) Senior Contractual Debt Service, (ii) pursuant to the Seller Note and/or Noncompete Agreement, and (iii) interest and scheduled principal payments due on any and all other Indebtedness of Borrower, including without limitation the Subordinated Indebtedness.

         "Total Facility" has the meaning set forth in Section 2.1 hereof.

         "Trademarks, Copyrights, Licenses and Patents" means all of Borrower's right, title and interest in and to, whether now owned or hereafter acquired:
(i) trademarks, trademark registrations, trade names, trade name registrations, and trademark or trade name applications, including without limitation such as are listed on the Schedule attached hereto and made a part hereof, as the same may be amended from time to time, and (a) renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, (d) all rights corresponding thereto throughout the world, and (e) the goodwill of the business operated by Borrower connected with and symbolized by any trademarks or trade names; (ii) copyrights, copyright registrations and copyright applications, including without limitation such as are listed on the Schedule attached hereto and made a part hereof, as the same may be amended from time to time, and (a) renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world; (iii) license agreements, including without limitation such as are listed on the Schedule attached hereto and made a part hereof, and the right to prepare for sale, sell and advertise for sale any Inventory now or hereafter owned by Borrower and now or hereafter covered by such licenses; and (iv) patents and patent applications, registered or pending, including without limitation such as are listed on the Schedule attached hereto, together with all income, royalties, shop rights, damages and payments thereto, the right to sue for infringements thereof, and all rights thereto throughout the world and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof.

         1.2 Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP. All other terms contained in this Agreement, unless otherwise indicated, shall have

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the meanings provided by the Code, to the extent such terms are defined therein.

2.       LOANS; INTEREST RATE AND OTHER CHARGES.

         2.1 Total Facility. Upon the terms and conditions set forth herein and provided that no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing, FINOVA shall, upon Borrower's request, make advances to Borrower from time to time in an aggregate outstanding principal amount not to exceed the Total Facility amount (the "TOTAL FACILITY") set forth on the Schedule hereto, subject to deduction of reserves for accrued interest and such other reserves as FINOVA deems proper from time to time, and less amounts FINOVA may be obligated to pay in the future on behalf of Borrower. The
Schedule is an integral part of this Agreement and all references to "herein", "herewith" and words of similar import shall for all purposes be deemed to include the Schedule.

         2.2 Loans. Advances under the Total Facility ("LOANS" and individually, a "LOAN") shall be comprised of the amounts shown on the Schedule.

         2.3 Overlines; Overadvances. If at any time or for any reason the outstanding amount of advances (including all Letters of Credit) extended or issued pursuant hereto exceeds any of the dollar limitations ("OVERLINE") or percentage limitations ("OVERADVANCE") in the Schedule, then Borrower shall, upon FINOVA's demand, immediately pay to FINOVA, in cash, the full amount of such Overline or Overadvance which, at FINOVA's option, may be applied to reduce the outstanding principal balance of the Loans and/or cash collateralize all or any part of any outstanding Letters of Credit. Without limiting Borrower's obligation to repay to FINOVA on demand the amount of any Overline or Overadvance, Borrower agrees to pay FINOVA interest on the outstanding principal amount of any Overline or Overadvance, on demand, at the rate set forth on the Schedule and applicable to the Revolving Credit Loans.

         2.4 Loan Account. All advances made hereunder (including without limitation all advances made by FINOVA under or in connection with any Letter of Credit) shall be added to and deemed part of the Obligations when made. FINOVA may from time to time charge all Obligations of Borrower to Borrower's loan account with FINOVA.

         2.5 Interest; Fees. Borrower shall pay FINOVA interest on the daily outstanding balance of the Obligations at the per annum rate set forth on the Schedule. Borrower shall also pay FINOVA the fees set forth on the Schedule.

         2.6 Default Interest Rate. Upon the occurrence and during the continuation of an Event of Default, Borrower shall pay FINOVA interest on the daily outstanding balance of the Obligations at a rate per annum which is two percent (2%) in excess of the rate which would otherwise be applicable thereto pursuant to the Schedule.

         2.7 Examination Fee. Borrower agrees to pay to FINOVA the Examination Fee in the amount set forth on the Schedule in connection with each audit or examination of Borrower performed by FINOVA prior to or after the date hereof. Without limiting the generality of the foregoing, Borrower shall pay to FINOVA an initial Examination Fee in an amount equal to the amount set forth on the Schedule. Such initial Examination Fee shall be deemed fully earned at the time of payment and due and payable upon the closing of this transaction, and shall be deducted from any good faith deposit paid by Borrower to FINOVA prior to the date of this Agreement.

         2.8      Excess Interest.

         (a) The contracted for rate of interest of the loan contemplated hereby, without limitation, shall consist of the following: (i) the interest rate set forth on the Schedule, calculated and applied to the principal balance of the Obligations in accordance with the provisions of this Agreement; (ii) interest after an Event of Default, calculated and applied to the amount of the Obligations in accordance with the provisions hereof; and (iii) all Additional Sums (as herein defined), if any. Borrower agrees to pay an effective contracted for rate of interest which is the sum of the above-referenced elements. The Examination Fee, attorneys fees, expert witness fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, Termination Fees, Minimum Interest Charges, other charges, goods, things in action or any other sums or things of value paid or payable by Borrower (collectively, the "ADDITIONAL SUMS"), whether pursuant to this Agreement or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the inclusion of the Additional Sums.

         (b) It is the intent of the parties to comply with the usury laws of the State of Arizona (the "APPLICABLE USURY LAW"). Accordingly, it is agreed


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that notwithstanding any provisions to the contrary in this Agreement, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Agreement or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law (the "MAXIMUM INTEREST RATE"). In the event (a) any such excess of interest otherwise would be contracted for, charged or received from Borrower or otherwise in connection with the loan evidenced hereby, or (b) the maturity of the Obligations is accelerated in whole or in part, or (c) all or part of the Obligations shall be prepaid, so that under any of such circumstances the amount of interest contracted for, shared or received in connection with the loan evidenced hereby, would exceed the Maximum Interest Rate, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower nor any other Person now or hereafter liable for the payment of the Obligations shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Interest Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount of the Obligations or refunded to Borrower, at FINOVA's option, and (4) the effective rate of interest shall be automatically reduced to the Maximum Interest Rate. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law; (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the Maximum Interest Rate shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Borrower or otherwise in connection with such loan; and (y) in the event that the effective rate of interest on the loan should at any time exceed the Maximum Interest Rate, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to FINOVA from time to time, if and when the effective interest rate on the loan otherwise falls below the Maximum Interest Rate, to the extent that interest paid to the date of calculation does not exceed the Maximum Interest Rate, until the entire amount of interest which would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Borrower further agrees that should the Maximum Interest Rate be increased at any time hereafter because of a change in the Applicable Usury Law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the Maximum Interest Rate be decreased because of a change in the Applicable Usury Law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

         2.9 Principal Payments; Proceeds of Collateral.

         (a) Principal Payments. Except where evidenced by notes or other instruments issued or made by Borrower to FINOVA specifically containing payment provisions which are in conflict with this Section 2.9 (in which event the conflicting provisions of said notes or other instruments shall govern and control), that portion of the Obligations consisting of principal payable on account of Loans shall be payable by Borrower to FINOVA immediately upon the earliest of (i) the receipt by FINOVA or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which FINOVA elects to accelerate the maturity and payment of such loans, or (iii) any termination of this Agreement pursuant to
Section 9.2 hereof; provided, however, that any Overadvance or Overline shall be payable on demand pursuant to the provisions of Section 2.3 hereof.

         (b) Collections. Until FINOVA notifies Borrower to the contrary, Borrower may make collection of all Receivables for FINOVA and shall receive all such payments or sums as trustee of FINOVA and immediately deliver all such payments or sums to FINOVA in their original form, duly endorsed in blank or cause the same to be deposited into a Blocked Account or Dominion Account. FINOVA or its designee may, at any time, notify account debtors that the Receivables have been assigned to FINOVA and of FINOVA's security interest therein, and may collect the Receivables directly and charge the collection costs and expenses to Borrower's loan account. Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by FINOVA on account of the Obligations three (3) Business Days after receipt by FINOVA of good funds which have been finally credited to FINOVA's account, whether such funds are received directly from Borrower or from the Blocked Account bank or the Dominion Account bank, pursuant to Section 2.9(c) hereof, and this provision shall apply regardless of the amount of the Obligations outstanding or whether any Obligations are outstanding; provided, that if any such good funds are received after 12:00 p.m. noon New York time on any Business Day or at any time on any day not constituting a Business Day, such funds shall be deemed received on the immediately following Business Day. FINOVA is not, however, required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to FINOVA in its Permitted Discretion and FINOVA may charge

Borrower's loan account for the amount of any item of payment which is returned to FINOVA unpaid.

         (c) Establishment of a Lockbox Account or Dominion Account. Unless Borrower shall be otherwise directed by FINOVA in writing, Borrower shall cause all proceeds of Collateral to be deposited into a lockbox account, or such other "blocked account" as FINOVA may require (each, a "BLOCKED ACCOUNT") pursuant to an arrangement with such bank as may be selected by Borrower and be acceptable to FINOVA which proceeds, unless otherwise provided herein, shall be applied in payment of the Obligations in such order as FINOVA determines in its sole discretion. Borrower shall issue to any such bank an irrevocable letter of instruction directing said bank to transfer such funds so deposited to FINOVA, either to any account maintained by FINOVA at said bank or by wire transfer to appropriate account(s) of FINOVA. All funds deposited in a Blocked Account shall immediately become the sole property of FINOVA and Borrower shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. FINOVA assumes no responsibility for any Blocked Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, FINOVA may establish depository accounts in the name of FINOVA at a bank or banks for the deposit of such funds (each, a "DOMINION ACCOUNT") and Borrower shall deposit all proceeds of Receivables and all cash proceeds of any sale of Inventory or, to the extent permitted herein, Equipment or cause same to be deposited, in kind, in such Dominion Accounts of FINOVA in lieu of depositing same to Blocked Accounts, and, unless otherwise provided herein, all such funds shall be applied by FINOVA to the Obligations in such order as FINOVA determines in its sole discretion.

         (d) Payments Without Deductions. Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any other Loan Document, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

         (e) Collection Days Upon Repayment. In the event Borrower repays the Obligations in full at any time hereafter, such payment in full shall be credited (conditioned upon final collection) to Borrower's loan account three
(3) Business Days after FINOVA's
receipt thereof.

         (f) Monthly Accountings. FINOVA shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by FINOVA), unless Borrower notifies FINOVA in writing to the contrary within thirty (30) days after each account is rendered, describing the nature of any alleged errors or omissions.

         2.10 Application of Collateral. Except as otherwise provided herein, FINOVA shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations in such order and manner as FINOVA shall determine in its sole discretion. To the extent that Borrower makes a payment or FINOVA receives any payment or proceeds of the Collateral for Borrower's benefit which is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or any other party under any bankruptcy law, common law or equitable cause, or otherwise, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by FINOVA.

         2.11 Application of Payments. The amount of all payments or amounts received by FINOVA with respect to the Loan shall be applied to the extent applicable under this Agreement: (i) first, to accrued interest through the date of such payment, including any Default Interest; (ii) then, to any late fees, overdue risk assessments, Examination Fee and expenses, collection fees and expenses and any other fees and expenses due to FINOVA hereunder; and (iii) last, the remaining balance, if any, to the unpaid principal balance of the Loan; provided however, while an Event of Default exists under this Agreement, or under any other Loan Document, each payment hereunder shall be (x) held as cash collateral to secure Obligations relating to any Letters of Credit or other contingent obligations arising under the Loan Documents and/or (y) applied to amounts owed to FINOVA by Borrower as FINOVA in its sole discretion may determine. In calculating interest and applying payments as set forth above: (a) interest shall be calculated and collected through the date a payment is actually applied by FINOVA under the terms of this Agreement; (b) interest on the outstanding balance shall be charged during any grace period permitted hereunder; (c) at the end of each month, all accrued and unpaid interest and other charges provided for hereunder shall be added to the principal balance of the Loan; and (d) to the extent that Borrower makes a payment or FINOVA receives any payment or proceeds of the Collateral for Borrower's benefit that is subsequently invalidated, set aside or required to be repaid to any other Person, then, to such extent, the Obligations intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by FINOVA and FINOVA may adjust the Loan balances as FINOVA, in its sole discretion, deems appropriate under the circumstances.

3.       SECURITY.

         3.1 Security Interest in the Collateral. To secure the payment and performance of the Obligations when due, Borrower hereby grants to FINOVA a first priority security interest (subject only to Permitted Encumbrances) in all of Borrower's now owned or hereafter acquired or arising Inventory, Equipment, Receivables, life insurance policies and the proceeds thereof, Trademarks, Copyrights, Licenses and Patents, Investment Property (as defined in Section 9-115 of the Code) and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, money, any and all property now or at any time hereafter in FINOVA's possession (including claims and credit balances), and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products and all books and records and computer data related to any of the foregoing (all of the foregoing, together with all other property in which FINOVA may be granted a lien or security interest, is referred to herein, collectively, as the "COLLATERAL").

         3.2 Perfection and Protection of Security Interest. Borrower shall, at its expense, take all actions requested by FINOVA at any time to perfect, maintain, protect and enforce FINOVA's first priority security interest and other rights in the Collateral and the priority thereof from time to time, including, without limitation, (i) executing and filing financing or continuation statements and amendments thereof and executing and delivering such documents and titles in connection with motor vehicles as FINOVA shall require, all in form and substance satisfactory to FINOVA, (ii) delivering to FINOVA warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued, and transferring Inventory to warehouses designated by FINOVA, (iii) placing notations on Borrower's books of account to disclose FINOVA's security interest therein and
(iv) delivering to FINOVA all letters of credit on which Borrower is named beneficiary. FINOVA may file, without Borrower's signature, one or more financing statements disclosing FINOVA's security interest under this Agreement. Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Borrower's agents or processors, Borrower shall notify such Person of FINOVA's security interest in such Collateral and, upon FINOVA's request, instruct them to hold all such Collateral for FINOVA's account subject to FINOVA's instructions. From time to time, Borrower shall, upon FINOVA's request, execute and deliver confirmatory written instruments pledging the Collateral to FINOVA, but Borrower's failure to do so shall not affect or limit FINOVA's security interest or other rights in and to the Collateral. Until the Obligations have been fully satisfied and FINOVA's obligation to make further advances hereunder has terminated, FINOVA's security interest in the Collateral shall continue in full force and effect.

         3.3 Preservation of Collateral. FINOVA may, in its Permitted Discretion, at any time discharge any lien or encumbrance on the Collateral or bond the same, pay any insurance, maintain guards, pay any service bureau, obtain any record or take any other action to preserve the Collateral and charge the cost thereof to Borrower's loan account as an Obligation.

         3.4 Insurance. Borrower will maintain and deliver evidence to FINOVA of such insurance as is required by FINOVA, written by insurers, in amounts, and with lender's loss payee, additional insured, and other endorsements, satisfactory to FINOVA. All premiums with respect to such insurance shall be paid by Borrower as and when due. Accurate and certified copies of the policies shall be delivered by Borrower to FINOVA. If Borrower fails to comply with this Section, FINOVA may (but shall not be required to) procure such insurance and endorsements at Borrower's expense and charge the cost thereof to Borrower's loan account as an Obligation.

         3.5 Collateral Reporting; Inventory.

         (a) Invoices. Neither Borrower nor its Factored Client shall re-date any invoice or sale from the original date thereof or make sales on extended terms beyond those customary in Borrower's industry, or otherwise extend or modify the term of any Receivable. If Borrower or its Factored Client becomes aware of any matter affecting any Receivable, including information affecting the credit of the account debtor thereon, Borrower shall promptly notify FINOVA in writing.

         (b) Instruments. In the event any Receivable is or becomes evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, Borrower shall immediately deliver such instrument to FINOVA appropriately endorsed to FINOVA and, regardless of the form of any presentment, demand, notice of dishonor, protest and notice of protest with respect thereto, Borrower shall remain liable thereon until such instrument is paid in full.

         (c) Returns. For so long as no Event of Default has occurred and is continuing and subject to the provisions of Section 3.6(b), if any account debtor returns any Inventory to Borrower or to a Factored Client in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the account debtor (sending a copy to FINOVA) in the appropriate amount. In the event any attempted return occurs after the occurrence of any Event of Default, Borrower shall (i) hold the returned Inventory in trust for FINOVA, (ii) segregate all returned Inventory from all of Borrower's other property, (iii) conspicuously label the returned Inventory as FINOVA's property, and (iv) immediately notify FINOVA of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on FINOVA's request deliver such returned Inventory to FINOVA.

         (d) Neither Borrower nor its Factored Clients shall consign any Inventory.

         3.6      Receivables.

(a) Eligibility. (i) Borrower represents and warrants that each Receivable covers and shall cover a bona fide sale or lease and delivery by it of goods or the rendition by it of services in the ordinary course of its business, and shall be for a liquidated amount and FINOVA's security interest shall not be subject to any offset, deduction, counterclaim, rights of return or cancellation, lien or other condition. If any representation or warranty herein is breached as to any Receivable or any Receivable ceases to be an Eligible Receivable for any reason other than payment thereof, then FINOVA may, in addition to its other rights hereunder, designate any and all Receivables owing by that account debtor as not Eligible Receivables; provided, that FINOVA shall in any such event retain its security interest in all Receivables, whether or not Eligible Receivables, until the Obligations have been fully satisfied and FINOVA's obligation to provide loans hereunder has terminated.

         (ii) FINOVA at any time shall be entitled to (i) establish and increase or decrease reserves against Eligible Receivables, (ii) reduce the advance rates in the Schedule or restore such advance rates to any level equal to or below the advance rates set forth in the Schedule or (iii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definitions of "Eligible Receivables" in the exercise of its Permitted Discretion. FINOVA may but shall not be required to rely on the schedules an/or reports delivered to FINOVA in connection herewith in determining the then eligibility of Receivables and Inventory. Reliance thereon by FINOVA from time to time shall not be deemed to limit the right of FINOVA to revise advance rates or standards of eligibility as provided above.

         (b) Disputes. Borrower shall notify FINOVA promptly of all disputes or claims and settle or adjust such disputes or claims at no expense to FINOVA, but no discount, credit or allowance shall be granted to any account debtor and no returns of merchandise shall be accepted by Borrower without FINOVA's consent, except for discounts, credits and allowances made or given in the ordinary course of Borrower's business. FINOVA may, at any time after the occurrence of an Event of Default, settle or adjust disputes or claims directly with account debtors for amounts and upon terms which FINOVA considers advisable in its reasonable credit judgment and, in all cases, FINOVA shall credit Borrower's loan account with only the net amounts received by FINOVA in payment of any Receivables.

         3.7 Equipment. Borrower shall keep and maintain the Equipment in good operating condition and repair and make all necessary replacements thereto to maintain and preserve the value and operating efficiency thereof at all times consistent with Borrower's past practice, ordinary wear and tear excepted. Borrower shall not permit any item of Equipment to become a fixture (other than a trade fixture) to real estate or an accession to other property.

         3.8 Other Liens; No Disposition of Collateral. Borrower represents, warrants and covenants that except for FINOVA's security interest, Permitted Encumbrances, and such other liens, claims and encumbrances as may be permitted by FINOVA in its sole discretion from time to time in writing, (a) all Collateral is and shall continue to be owned by it free and clear of all liens, claims and encumbrances whatsoever and (b) Borrower shall not, without FINOVA's prior written approval, sell, encumber or dispose of or permit the sale, encumbrance or disposal of any Collateral or all or any substantial part of any of its other assets (or any interest of Borrower therein), except for the sale of Inventory in the ordinary course of Borrower's business. In the event FINOVA gives any such prior written approval with respect to any such sale of Collateral, the same may be conditioned on the sale price being equal to, or greater than, an amount acceptable to FINOVA. The proceeds of any such sales of Collateral shall be remitted to FINOVA pursuant to this Agreement for application to the Obligations.

         3.9 Collateral Security. The Obligations shall constitute one loan secured by the Collateral. FINOVA may, in its sole discretion, (i) exchange, enforce, waive or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as it may determine, and (iii) settle, compromise, collect or otherwise liquidate any Collateral in any manner without affecting its right to take any other action with respect to any other Collateral.

         3.10 Borrower's Factored Clients. Borrower recognizes and acknowledges that there is no, and shall be no contractual relationship or other privity between FINOVA and any of Borrower's Factored

Clients and Borrower shall not communicate either orally, or in writing, directly, or indirectly, explicitly, or by implication any privity or obligation, of any nature running from FINOVA to any Factored Client.

4.       CONDITIONS OF CLOSING.

         4.1 Initial Advance. The obligation of FINOVA to make the initial advance hereunder or to issue or arrange for the issuance of the initial Letter of Credit hereunder is subject to the fulfillment, to the satisfaction of FINOVA and its counsel, of each of the following conditions on or prior to the date set forth on the Schedule:

         (a) Loan Documents. FINOVA shall have received each of the following Loan Documents: (i) the Agreement fully and properly executed by Borrower; (ii) promissory notes in such amounts and on such terms and conditions as FINOVA shall specify, executed by Borrower; (iii) Guaranties executed by each of the Guarantors and/or Validity and Support Agreements executed by the applicable parties; (iv) such security agreements, intellectual property assignments, pledge agreements, mortgages and deeds of trust as FINOVA may require with respect to this Agreement and any Guaranties, executed by each of the parties thereto and, if applicable, duly acknowledged for recording or filing in the appropriate governmental offices; (v) Subordination Agreements in form and substance acceptable to FINOVA, executed by each of the Subordinating Creditors, together with copies of all instruments subject thereto showing a legend indicating such subordination; (vi) such Blocked Account or Dominion Account agreements as it shall determine; and (vii) such other documents, instruments and agreements in connection herewith as FINOVA shall require, executed, certified and/or acknowledged by such parties as FINOVA shall designate;

         (b) Minimum Excess Availability. Borrower shall have Excess Availability under the Revolving Credit Loans facility of not less than the amount specified in the Schedule, after giving effect to the initial advance hereunder and after giving effect to any applicable Loan Reserves against borrowing availability under the Revolving Credit Loans.

         (c) Terminations by Existing Lender. Borrower's existing lender(s) shall have executed and delivered UCC termination statements and other documentation evidencing the termination of its liens and security interests in the assets of Borrower or a subordination agreement in form and substance satisfactory to FINOVA in its sole discretion;

         (d) Charter Documents. FINOVA shall have received copies of Borrower's By-laws and Articles or Certificate of Incorporation, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

         (e) Good Standing. FINOVA shall have received a certificate of corporate status with respect to Borrower, dated within ten (10) days of the Closing Date, by the Secretary of State of the state of incorporation of Borrower, which certificate shall indicate that Borrower is in good standing in such state;

         (f) Foreign Qualification. FINOVA shall have received certificates of corporate status with respect to Borrower and each other Loan Party, each dated within ten (10) days of the Closing Date, issued by the Secretary of State of each state in which such party's failure to be duly qualified or licensed would have a material adverse effect on its financial condition or assets, indicating that such party is in good standing;

         (g) Authorizing Resolutions and Incumbency. FINOVA shall have received a certificate from the Secretary of Borrower attesting to (i) the adoption of resolutions of Borrower's Board of Directors, and shareholders or members if necessary, authorizing the borrowing of money from FINOVA and execution and delivery of this Agreement and the other Loan Documents to which Borrower is a party, and authorizing specific officers of Borrower to execute same, and (ii) the authenticity of original specimen signatures of such officers;

         (h) Insurance. FINOVA shall have received the insurance certificates and certified copies of policies required by Section 3.4 hereof, in form and substance satisfactory to FINOVA and its counsel, together with an additional insured endorsement in favor of FINOVA with respect to all liability policies and a lender's loss payable endorsement in favor of FINOVA with respect to all casualty and business interruption policies, each in form and substance acceptable to FINOVA and its counsel;

         (i) Title Insurance. FINOVA shall have received binding commitments to issue such title insurance with respect to Collateral or security for Guaranties which is comprised of real property as it shall determine;

         (j) Searches; Certificates of Title. FINOVA shall have received searches reflecting the filing of its financing statements and fixture filings in such jurisdictions as it shall determine, and shall have received certificates of title with respect to the Collateral which shall have been duly executed in a manner sufficient to perfect all of the security interests granted to FINOVA;

         (k) Landlord, Bailee and Mortgagee Waivers. FINOVA shall have received landlord, bailee and/or mortgagee waivers from the lessors, bailees and/or mortgagees of all locations where any Collateral is located;

         (l) Fees. Borrower shall have paid all fees payable by it on the Closing Date pursuant to this Agreement;

         (m) Opinion of Counsel. FINOVA shall have received an opinion of Borrower's counsel covering such matters as FINOVA shall determine in its sole discretion;

         (n) Officer Certificate. FINOVA shall have received a certificate of the President and the Chief Financial Officer or similar official of Borrower, attesting to the accuracy of each of the representations and warranties of Borrower set forth in this Agreement and the fulfillment of all conditions precedent to the initial advance hereunder;

         (o) Solvency Certificate. If requested, FINOVA shall have received a signed certificate of the Borrower's duly elected Chief Financial Officer concerning the solvency and financial condition of Borrower, on FINOVA's standard form;

         (p) Blocked Account. The Blocked Account referred to in Section 2.10(c) hereof shall have been established to the satisfaction of FINOVA in its sole discretion;

         (q) Environmental Assessment. If required by FINOVA, Borrower shall have caused a Phase I Environmental Assessment to be conducted on the property or properties owned or occupied by Borrower, all at Borrower's own expense and the results of such assessment(s) shall have been in form and substance satisfactory to FINOVA in its sole discretion. Such assessment(s) shall have included, in FINOVA's discretion, core samplings, and shall have been conducted by an environmental engineer acceptable to FINOVA;

         (r) Environmental Certificate. FINOVA shall have received an Environmental Certificate from Borrower, in form and substance satisfactory to FINOVA in its discretion, with respect to all locations of Collateral;

         (s) Search and References. FINOVA shall have received and approved the results of UCC, tax lien, litigation, judgment, and bankruptcy searches regarding Buyer, Borrower, Seller, Investors and such members of the senior management of Seller as shall remain with Borrower, and shall have received satisfactory customer, vendor and credit reference checks on Seller.

         (t) Lease and Landlord's Consent. FINOVA shall require that the Lease in favor of Borrower from Seller regarding Borrower's facility at the location(s) listed in the Schedule shall be for a term (including renewal options) through the Maturity Date. FINOVA shall further require that, prior to the Closing Date, Seller enter in a Landlord's Consent Agreement and Estoppel Certificate, in form and substance satisfactory to FINOVA to cure defaults under such lease and continue in occupancy of such premises in the event of defaults by Borrower pursuant either to the Lease or the Loan Documents.

         (u) No Material Adverse Changes. Prior to the Closing Date, there shall have occurred no material adverse change in the financial condition of Seller or Borrower, or in the condition of the assets of Seller, from that shown on the draft financial statements for Seller dated on the date set forth in the Schedule. At the closing, Borrower shall deliver to FINOVA an officer's certification confirming that Borrower is unaware of the existence of any such material adverse change in Seller's financial condition.

         (v) Material Agreements. FINOVA shall have received, reviewed and approved all material agreements to which Borrower shall be a party, including any such agreements of Seller which Borrower shall assume.

         (w) Projections. If Finova so requests, Borrower shall submit cash flow projections and pro forma balance sheet with adjusting entries (i) showing that the proposed financing will provide sufficient funds for the Borrower's projected working capital needs, and (ii) showing: (1) that the Borrower will have reasonably sufficient capital for the conduct of its business following the initial funding, and (2) that the Borrower will not incur debts beyond its ability to pay such debts as they mature.

         (x) Opinions. To the extent any Person other than Borrower shall be parties to the Loan Documents, FINOVA reserves the right to require satisfactory opinions of counsel for each such Person concerning the proper organization of such Person and the due authorization, execution, delivery, enforceability, validity and binding effect of the Loan Documents to which such Person is a party. Each such opinion of counsel shall confirm, to the satisfaction of FINOVA, that the opinion is being delivered to FINOVA at the instruction of the party represented by such counsel, that FINOVA is entitled to rely on such opinion and that for purposes of such reliance, FINOVA is deemed to be in privity with the opining counsel.

         (y) ADA Compliance. If necessary, as of the Closing Date, Borrower shall be in compliance with the Americans with Disabilities Act of 1990 ("ADA"), or, if any renovations of Borrower's facilities or modifications of Borrower's employment practices shall be required to bring them into compliance with the ADA, review and approval by FINOVA of Borrower's proposed plan to come into such compliance. Borrower shall deliver representations and warranties to FINOVA concerning Borrower's compliance with the ADA, and no evidence shall have come to the attention of FINOVA indicating that Borrower is not in compliance with the ADA (except to the extent that FINOVA has reviewed and approved Borrower's plan to come into compliance).

         (y) Subordination and Intercreditor Agreements. FINOVA and each Subordinating Creditor shall have entered into a Subordination Agreement, in form and substance satisfactory to FINOVA. Without limiting the generality of the foregoing, Seller shall enter into one or more Subordination Agreements with FINOVA, in form and substance satisfactory to FINOVA, providing that Seller's right to payments in respect of the Seller Subordinated Indebtedness shall be subordinated in right of payment to the Loan.

         (aa) Asset Appraisal. Borrower shall have provided to FINOVA, at Borrower's sole cost and expense, an asset appraisal of all Borrower's fixed assets upon which FINOVA shall be granted a first priority lien and security interest, which appraisal must be acceptable to FINOVA in all respects.

         (bb) Transaction Costs. Borrower shall provide to FINOVA a complete, itemized summary of all transaction costs paid or incurred by any Person in connection with the making of the Loan and the consummation of the Acquisition, which transaction costs shall not exceed the amount set forth in the Schedule, as well as appropriate documentation evidencing such costs and the payment thereof. All such information must be acceptable to FINOVA, in FINOVA's sole discretion, exercised in good faith.

         (cc) Schedule Conditions. Borrower shall have complied with all additional conditions precedent as set forth in the Schedule attached hereto.

         (dd) Other Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed and recorded and shall be in form and substance satisfactory to FINOVA and its counsel including, without limitation, each of the items listed on the Closing Checklist attached as EXHIBIT 4.1 hereto.

         4.2 Subsequent Advances. The obligation of FINOVA to make any advance or issue or cause any Letter of Credit to be issued hereunder (including the initial advance or Letter of Credit) shall be subject to the further conditions precedent that, on and as of the date of such advance or Letter of Credit issuance: (a) the representations and warranties of Borrower set forth in this Agreement shall be accurate, before and after giving effect to such advance or issuance and to the application of any proceeds thereof; (b) no Event of Default and no event which, with notice or passage of time or both, would constitute an Event of Default has occurred and is continuing, or would result from such advance or issuance or from the application of any proceeds thereof;
(c) no material adverse change has occurred in the Borrower's business, operations, financial condition, in the condition of the Collateral or other assets of Borrower or in the prospect of repayment of the Obligations; and (d) FINOVA shall have received such other approvals, opinions or documents as FINOVA shall reasonably request.

5.       REPRESENTATIONS AND WARRANTIES.

         Borrower represents and warrants that:

         5.1 Due Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the State set forth on the Schedule, is qualified and authorized to do business and is in good standing in all states in which such qualification and good standing are necessary in order for it to conduct its business and own its property, and has all requisite power and authority to conduct its business as presently conducted, to own its property and to execute and deliver each of the Loan Documents to which it is a party and perform all of its Obligations thereunder, and has not taken any steps to wind-up, dissolve or otherwise liquidate its assets;

         5.2 Other Names. Borrower has not, during the preceding five (5) years, been known by or used any other corporate or fictitious name except as set forth on the Schedule, nor has Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during such time;

         5.3 Due Authorization. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been authorized by all necessary corporate action and do not and shall not constitute a violation of any applicable law or of Borrower's Articles or Certificate of Incorporation or By-Laws or any other document, agreement or instrument to which Borrower is a party or by which Borrower or its assets are bound;

         5.4 Binding Obligation. Each of the Loan Documents to which Borrower is a party is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms;

         5.5 Intangible Property. Borrower possesses adequate assets, licenses, patents, patent applications, copyrights, trademarks, trademark applications and trade names for the present and planned future conduct of its business without any known conflict with the rights of others, and each is valid and has been duly registered or filed with the appropriate governmental authorities; each of Borrower's patents, patent applications, copyrights, trademarks and trademark applications which have been registered or filed with any governmental authority (including the U.S. Patent and Trademark Office and the Library of Congress) are listed by name, date and filing number on the Schedule;

         5.6 Capital. Borrower's capitalization (which for purposes of this representation shall include in the calculation of equity Indebtedness which is fully subordinated to FINOVA on terms satisfactory to FINOVA) on the Closing Date shall be no less than $750,000.00 and Borrower shall at all times have capital sufficient to conduct its business, is able to pay its debts as they mature, and owns property having a fair salable value greater than the amount required to pay all of its debts (including contingent debts);

         5.7 Material Litigation. Borrower has no pending or overtly threatened litigation, actions or proceedings which would materially and adversely affect its business, assets, operations, prospects or condition, financial or otherwise, or the Collateral or any of FINOVA's interests therein;

         5.8 Title; Security Interests of FINOVA. Borrower has good, indefeasible and merchantable title to the Collateral and, upon the execution and delivery of the Loan Documents, the filing of UCC-1 Financing Statements, delivery of the certificate(s) evidencing any pledged securities, the filing of any collateral assignments or security agreements regarding Borrower, Trademarks, Copyrights, Licenses and/or Patents, if any, with the appropriate governmental offices and the recording of any mortgages or deeds of trust with respect to real property, in each case in the appropriate offices, this Agreement and such documents shall create valid and perfected first priority liens in the Collateral, subject only to Permitted Encumbrances;

         5.9 Restrictive Agreements; Labor Contracts. Borrower is not a party or subject to any contract or subject to any charge, corporate restriction, judgment, decree or order materially and adversely affecting its business, assets, operations, prospects or condition, financial or otherwise, or which restricts its right or ability to incur Indebtedness, and it is not party to any labor dispute. In addition, no labor contract is scheduled to expire during the Initial Term of this Agreement, except as disclosed to FINOVA in writing prior to the date hereof;

         5.10 Laws. Borrower is not in violation of any applicable statute, regulation, ordinance or any order of any court, tribunal or governmental agency, in any respect materially and adversely affecting the Collateral or its business, assets, operations, prospects or condition, financial or otherwise;

         5.11 Consents. Borrower has obtained or caused to be obtained or issued any required consent of a governmental agency or other Person in connection with the financing contemplated hereby;

         5.12 Defaults. Borrower is not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which it is a party or by which it or its assets are bound, nor has any event occurred which, with the giving of notice or the lapse of time, or both, would cause such a default;

         5.13 Financial Condition. The Prepared Financials fairly present Borrower's financial condition and results of operations and those of such other Persons described therein as of the date thereof in accordance with GAAP; there are no material omissions from the Prepared Financials or other facts or circumstances not reflected in the Prepared Financials; and there has been no material and adverse change in such financial condition or operations since the date of the initial Prepared Financials delivered to FINOVA hereunder;

         5.14 ERISA. None of Borrower, any ERISA Affiliate, or any Plan is or has been in violation of any of the provisions of ERISA, any of the qualification requirements of IRC Section 401(a) or any of the published interpretations thereunder, nor has Borrower or any ERISA Affiliate received any notice to such effect. No notice of intent to terminate a Plan has been filed under Section 4041 of ERISA, nor has any Plan been terminated under ERISA. The PBGC has not instituted proceedings to terminate, or appointed a trustee to administer, a Plan. No lien upon the assets of Borrower has arisen with respect to a Plan. No prohibited transaction or Reportable Event has occurred with respect to a Plan. Neither Borrower nor any ERISA Affiliate has incurred any withdrawal liability with respect to any Multiemployer Plan. Borrower and each ERISA Affiliate have made all contributions required to be made by them to any Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived;

         5.15 Taxes. Borrower has filed all tax returns and such other reports as it is required by law to file and has paid or made adequate provision for the payment on or prior to the date when due of all taxes, assessments and similar charges that are due and payable;

         5.16 Locations; Federal Tax ID No. Borrower's chief executive office and the offices and locations where it keeps the Collateral (except for Inventory in transit) are at the locations set forth on the Schedule, except to the extent that such locations may have been changed after notice to FINOVA in accordance with Section 6.4 hereof; Borrower's federal tax identification number is as shown on the Schedule;

         5.17 Business Relationships. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any customer or any group of Factored Clients whose receivables individually or in the aggregate are material to the business of Borrower, and there exists no present condition or state of facts or circumstances which would materially and adversely affect Borrower or prevent Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted;

5.18 Factoring Agreements. All of Borrower's factoring agreements (which shall be substantially in the form attached hereto as EXHIBIT A) with its Factored clients are valid and enforceable and Borrower has free and clear title to all Receivables purchased by Borrower from its Factored Clients and Borrower has a duly recorded and perfected first and prior security interest in all of the Receivables of the Factored Clients (and if not a prior security interest such senior lienor has subordinated its lien in favor of Borrower and its secured lender on terms fully satisfactory to FINOVA) and there are no offsets, defenses or counterclaims against Borrower in favor of any Factored Clients. Borrower will immediately advise FINOVA of any termination by a Factored Client or by Borrower of a factoring agreement.

         5.19 Reaffirmations. Each request for a loan made by Borrower pursuant to this Agreement shall constitute (i) an automatic representation and warranty by Borrower to FINOVA that there does not then exist any Event of Default and
(ii) a reaffirmation as of the date of said request of all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents.

6.       COVENANTS.

         6.1 Affirmative Covenants. Borrower covenants that, so long as any Obligation remains outstanding and this Agreement is in effect, it shall:

             6.1.1 Taxes. File all tax returns and pay or make adequate provision for the payment of all taxes, assessments and other charges on or prior to the date when due;

             6.1.2 Notice of Litigation. Promptly notify FINOVA in writing of any litigation, suit or administrative proceeding which may materially and adversely affect the Collateral or Borrower's business, assets, operations, prospects or condition, financial or otherwise, whether or not the claim is covered by insurance;

             6.1.3 ERISA. Notify FINOVA in writing (i) promptly upon the occurrence of any event described in Paragraph 4043 of ERISA, other than a termination, partial termination or merger of a Plan or a transfer of a Plan's assets and (ii) prior to any termination, partial termination or merger of a Plan or a transfer of a Plan's assets;

             6.1.4 Change in Location. Notify FINOVA in writing forty-five (45) days prior to any change in the location of Borrower's chief executive office or the location of any Collateral, or Borrower's opening or closing of any other place of business;

             6.1.5 Corporate Existence. Maintain its corporate existence and its qualification to do business and good standing in all states necessary for the conduct of its business and the ownership of its property and maintain adequate assets, licenses, patents, copyrights, trademarks and trade names for the conduct of its business;

             6.1.6 Labor Disputes. Promptly notify FINOVA in writing of any labor dispute to which Borrower is or may become subject and the expiration of any labor contract to which Borrower is a party or bound;

             6.1.7 Violations of Law. Promptly notify FINOVA in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to Borrower which may materially and adversely affect the Collateral or Borrower's business, assets, prospects, operations or condition, financial or otherwise;

             6.1.8 Defaults. Notify FINOVA in writing within five (5) Business Days of Borrower's default under any note, indenture, loan agreement, mortgage, lease or other agreement to which Borrower is a party or by which Borrower is bound, or of any other default under any Indebtedness of Borrower or of a default by a Factored Client under Factored Client's factoring agreement with Borrower;

             6.1.9 Capital Expenditures. Promptly notify FINOVA in writing of the making of any Capital Expenditure materially affecting Borrower's business, assets, prospects, operations or condition, financial or otherwise, except to the extent permitted in the Schedule;

             6.1.10 Books and Records. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP, reflecting all of its financial transactions;

             6.1.11 Leases; Warehouse Agreements. Provide FINOVA with (i) copies of all agreements between Borrower and any landlord, warehouseman or bailee which owns any premises at which any Collateral may, from time to time, be located (whether for processing, storage or otherwise), and (ii) without limiting the landlord, bailee and/or mortgagee waivers to be provided pursuant to Section 4.1(j) hereof, additional landlord, bailee and/or mortgagee waivers in form acceptable to FINOVA with respect to all locations where any Collateral is hereafter located;

             6.1.12 Additional Documents. At FINOVA's request, promptly execute or cause to be executed and delivered to FINOVA any and all documents, instruments or agreements deemed necessary by FINOVA to facilitate the collection of the Obligations or the Collateral or otherwise to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents. Without limiting the generality of the foregoing, if any of the Receivables arise out of a contract with the United States of America or any department, agency, subdivision or instrumentality thereof, Borrower shall promptly notify FINOVA of such fact in writing and shall execute any instruments and take any other action required or requested by FINOVA to comply with the provisions of the Federal Assignment of Claims Act; and

             6.1.13 Financial Covenants. Comply with the financial covenants set forth on the Schedule.

         6.2 Negative Covenants. Without FINOVA's prior written consent, which consent FINOVA may withhold in its sole discretion, so long as any Obligation remains outstanding and this Agreement is in effect, Borrower shall not:

             6.2.1 Mergers. Merge or consolidate with or acquire any other Person, or make any other material change in its capital structure or in its business or operations which might adversely affect the repayment of the Obligations;

             6.2.2 Loans. Make advances, loans or extensions of credit to, or invest in, any Person, except for loans or cash advances to employees which are permitted in the Schedule;

             6.2.3 Dividends. Declare or pay cash dividends upon any of its stock or distribute any of its property or redeem, retire, purchase or acquire directly or indirectly any of its stock;

             6.2.4 Adverse Transactions. Enter into any transaction which materially and adversely affects the Collateral or its ability to repay the Obligations in full as and when due;

             6.2.5 Indebtedness of Others. Guarantee or become directly or contingently liable for the Indebtedness of any Person, except by endorsement of instruments for deposit and except for the existing guarantees made by Borrower prior to the date hereof, if any, which are set forth in the Schedule;

             6.2.6 Repurchase. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or any other repurchase or return basis;

             6.2.7 Name. Use any corporate or fictitious name other than its corporate name as set forth in its Articles or Certificate of Incorporation on the date hereof or as set forth on the Schedule;

             6.2.8 Prepayment. Prepay any Indebtedness other than trade payables and other than the Obligations;

             6.2.9 Capital Expenditure. Make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Borrower in any fiscal year would exceed the amount set forth on the Schedule;

             6.2.10 Compensation. Pay total compensation, including salaries, withdrawals, fees, bonuses, commissions, drawing accounts and other payments, whether directly or indirectly, in money or otherwise, during any fiscal year to all of Borrower's executives, officers and directors (or any relative thereof) in an amount in excess of the amount set forth on the Schedule;

             6.2.11 Indebtedness. Create, incur, assume or permit to exist any Indebtedness (including Indebtedness in connection with Capital Leases) in excess of the amount set forth on the Schedule, other than (i) the Obligations,
(ii) trade payables and other contractual obligations to suppliers and customers incurred in the ordinary course of business, and (iii) other Indebtedness existing on the date of this Agreement and reflected in the Prepared Financials (except Indebtedness paid on the date of this Agreement from proceeds of the initial advances hereunder), and (iv) Subordinated Debt;

             6.2.12 Affiliate Transactions. Except as set forth below, sell, transfer, distribute or pay any money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or Indebtedness, or any property, of any Affiliate (except that provided there does not exist an event of default, Borrower may pay interest payments on that Indebtedness to Medley Credit Acceptance Corporation which is subordinated to FINOVA on terms satisfactory to FINOVA), or become liable on any guaranty of the indebtedness, dividends or other obligations of any Affiliate. Notwithstanding the foregoing, Borrower may pay compensation permitted by
Section 6.2.10 to employees who are Affiliates and, if no Event of Default has occurred, Borrower may (i) engage in transactions with Affiliates in the normal course of business, in amounts and upon terms which are fully disclosed to FINOVA and which are no less favorable to Borrower than would be obtainable in a comparable arm's length transaction with a Person who is not an Affiliate, and (ii) make payments to a Subordinating Creditor that is an Affiliate, subject to and only to the extent expressly permitted in the Subordination

Agreement between such Subordinating Creditor and FINOVA;

             6.2.13 Nature of Business. Enter into any new business or make any material change in any of Borrower's business objectives, purposes or operations;

             6.2.14 FINOVA's Name. Use the name of FINOVA in connection with any of Borrower's business or activities including without limitation with its Factored Clients, except in connection with internal business matters or as required in dealings with governmental agencies and financial institutions or with trade creditors of Borrower, solely for credit reference purposes; or

             6.2.15 Margin Security. Borrower will not (and has not in the past) engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G or Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan or other advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, or in any manner which might cause such Loan or other advance or the application of such proceeds to violate (or require any regulatory filing under) Regulation G, Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System, in each case as in effect on the date or dates of such Loan or other advance and such use of proceeds. Further, no proceeds of any Loan or other advance will be used to acquire any security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

             6.2.16 Real Property. Purchase or acquire any real property without FINOVA's prior written consent, a condition of which consent shall include delivery of appropriate environmental reports and analysis, in form and substance satisfactory to FINOVA and its counsel.

7.       DEFAULT AND REMEDIES.

         7.1 Events of Default. Any one or more of the following events shall constitute an Event of Default under this Agreement:

         (a) Borrower fails to pay when due and payable any portion of the Obligations at stated maturity, upon acceleration or otherwise;

         (b) Borrower or any other Loan Party fails or neglects to perform, keep, or observe any Obligation including, but not limited to, any term, provision, condition, covenant or agreement contained in any Loan Document to which Borrower or such other Loan Party is a party;
         (c) Any material adverse change occurs in Borrower's business, assets, operations, prospects or condition, financial or otherwise;

         (d) The prospect of repayment of any portion of the Obligations or the value or priority of FINOVA's security interest in the Collateral is materially impaired;

         (e) Any portion of Borrower's assets is seized, attached, subjected to a writ or distress warrant, is levied upon or comes into the possession of any judicial officer;

         (f) Borrower shall generally not pay its debts as they become due or shall enter into any agreement (whether written or oral), or offer to enter into any agreement, with all or a significant number of its creditors regarding any moratorium or other indulgence with respect to its debts or the participation of such creditors or their representatives in the supervision, management or control of the business of Borrower;

         (g) Any bankruptcy or other insolvency proceeding is commenced by Borrower, or any such proceeding is commenced against Borrower and remains undischarged or unstayed for forty-five (45) days;

         (h) Any notice of lien or levy or an assessment in a material amount is filed of record with respect to any of Borrower's assets;

         (i) Any judgments which are not covered by adequate insurance are entered against Borrower in an aggregate amount exceeding $25,000 in any fiscal year;

         (j) Any default shall occur under (i) any material agreement between Borrower and any third party including, without limitation, any default which would result in a right by such third party to accelerate the maturity of any Indebtedness of Borrower to such third party, or (ii) any Subordinated Debt;

         (k) Any representation or warranty made or deemed to be made by Borrower, any Affiliate or any other Loan Party in any Loan Document or any other statement, document or report made or delivered to FINOVA in connection therewith shall prove to have been misleading in any material respect;

         (l) Any Guarantor dies, terminates or attempts to terminate its Guaranty or any security therefor or becomes subject to any bankruptcy or other insolvency proceeding;

         (m) Any Prohibited Transaction or Reportable Event shall occur with respect to a Plan which could have a material adverse effect on the financial condition of Borrower; any lien upon the assets of Borrower in connection with any Plan shall arise; Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which Borrower or any of its ERISA Affiliates may be required to pay to any Plan or any Multiemployer Plan as one or more contributions thereto; Borrower or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived; or

         (n) Any transfer of more than ten percent (10%) of the issued and outstanding shares of common stock or other evidence of ownership of Borrower other than a transfer to Medley Credit Acceptance Corporation.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, FINOVA RESERVES THE RIGHT TO CEASE MAKING ANY LOANS DURING ANY CURE PERIOD STATED ABOVE, AND THEREAFTER IF AN EVENT OF DEFAULT HAS OCCURRED.

         7.2 Remedies. Upon the occurrence of an Event of Default, FINOVA may, at its option and in its sole discretion and in addition to all of its other rights under the Loan Documents, cease making Loans, terminate this Agreement and/or declare all of the Obligations to be immediately payable in full. Borrower agrees that FINOVA shall also have all of its rights and remedies under applicable law, including, without limitation, the default rights and remedies of a secured party under the Code, and upon the occurrence of an Event of Default Borrower hereby consents to the appointment of a receiver by FINOVA in any action initiated by FINOVA pursuant to this Agreement and to the jurisdiction and venue set forth in Section 9.25 hereof, and Borrower waives notice and posting of a bond in connection therewith. Further, FINOVA may, at any time, take possession of the Collateral and keep it on Borrower's premises, at no cost to FINOVA, or remove any part of it to such other place(s) as FINOVA may desire, or Borrower shall, upon FINOVA's demand, at Borrower's sole cost, assemble the Collateral and make it available to FINOVA at a place reasonably convenient to FINOVA. FINOVA may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as FINOVA deems advisable, at FINOVA's discretion, and may, if FINOVA deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Borrower agrees that FINOVA has no obligation to preserve rights to the Collateral or marshall any Collateral for the benefit of any Person. FINOVA is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks and advertising matter, or any similar property, in completing production, advertising or selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to FINOVA's benefit. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at its address set forth in the heading to this Agreement at least five (5) days before sale or other disposition. The proceeds of sale shall be applied, first, to all attorneys fees and other expenses of sale, and second, to the Obligations in such order as FINOVA shall elect, in its sole discretion. FINOVA shall return any excess to Borrower and Borrower shall remain liable for any deficiency to the fullest extent permitted by law.

         7.3 Standards for Determining Commercial Reasonableness. Borrower and FINOVA agree that the following conduct by FINOVA with respect to any disposition of Collateral shall conclusively be deemed commercially reasonable (but other conduct by FINOVA, including, but not limited to, FINOVA's use in its sole discretion of other or different times, places and manners of noticing and conducting any disposition of Collateral shall not be deemed unreasonable):
Any public or private disposition: (i) as to which on no later than the fifth calendar day prior thereto written notice thereof is mailed or personally delivered to Borrower and, with respect to any public disposition, on no later than the fifth calendar day prior thereto notice thereof describing in general nonspecific terms, the Collateral to be disposed of is published once in a newspaper of general circulation in the county where the sale is to be conducted (provided that no notice of any public or private disposition need be given to the Borrower or published if the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market); (ii) which is conducted at any place designated by FINOVA, with or without the Collateral being present; and (iii) which commences at any time between 8:00 a.m. and 5:00 p.m. Without limiting the generality of the foregoing, Borrower expressly agrees that, with respect to any disposition of accounts, instruments and general intangibles, it shall be commercially reasonable for FINOVA to direct any prospective purchaser thereof to ascertain directly from Borrower any and all information concerning the same, including, but not limited to, the terms of payment, aging and delinquency, if any, the financial condition of any obligor or account debtor thereon or guarantor thereof, and any collateral therefor.

8.       EXPENSES AND INDEMNITIES.

         8.1 Expenses. Borrower covenants that, so long as any Obligation remains outstanding and this Agreement remains in effect, it shall promptly reimburse FINOVA for all costs, fees and expenses incurred by FINOVA in connection with the negotiation, preparation, execution, delivery, administration and enforcement of each of the Loan Documents, including, but not limited to, the reasonable attorneys' and paralegals' fees of in-house and outside counsel, expert witness fees, lien, title search and insurance fees, appraisal fees, all charges and expenses incurred in connection with any and all environmental reports and environmental remediation activities, and all other costs, expenses, taxes and filing or recording fees payable in connection with the transactions contemplated by this Agreement, including without limitation all such costs, fees and expenses as FINOVA shall incur or for which FINOVA shall become obligated in connection with (i) any inspection or verification of the Collateral, (ii) any proceeding relating to the Loan Documents or the Collateral, (iii) actions taken with respect to the Collateral and FINOVA's security interest therein, including, without limitation, the defense or prosecution of any action involving FINOVA and Borrower or any third party, (iv) enforcement of any of FINOVA's rights and remedies with respect to the Obligations or Collateral and (v) consultation with FINOVA's attorneys and participation in any workout, bankruptcy or other insolvency or other proceeding involving any Loan Party or any Affiliate, whether or not suit is filed or the issues are peculiar to federal bankruptcy or state insolvency laws. Borrower shall also pay all FINOVA charges in connection with bank wire transfers, forwarding of loan proceeds, deposits of checks and other items of payment, returned checks, establishment and maintenance of lockboxes and other Blocked Accounts, and all other bank and administrative matters, in accordance with FINOVA's schedule of bank and administrative fees and charges in effect from time to time.

         8.2    Environmental  Matters.

         (a) Definitions. The following definitions apply to the provisions of this Section 8.2: (a) the term "APPLICABLE LAW" shall include, but shall not be limited to, all local, state and/or federal laws, rules, regulations or ordinances, whether currently in existence or hereafter enacted, which govern, to the extent applicable to the Property or to Borrower, (i) the existence, cleanup and/or remedy of contamination on real property; (ii) the protection of the environment from soil, air or water pollution, or from spilled, deposited or otherwise emplaced contamination; (iii) the emission or discharge of hazardous substances into the environment; (iv) the control of hazardous wastes; or (v) the use, generation, transport, treatment, removal or recovery of Hazardous Substances; (b) the term "HAZARDOUS SUBSTANCE" shall mean (i) any oil, flammable substance, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which either pose a hazard to the Property or to persons on or about the Property or cause the Property to be in violation of any Applicable Law;
(ii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (iii) any chemical, material or substance defined as or included in the definition of "hazardous substances," "waste," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any Applicable Law; ; (iv) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority which may or could pose a hazard to the health or safety of the occupants of the Property or the owners and/or occupants of property adjacent to or surrounding the Property, or any other person coming upon the Property or adjacent property; and (v) any other chemical, materials or substance which may or could pose a hazard to the environment; and (c) the term "PROPERTY" shall mean all real property, wherever located, in which Borrower or any Affiliate of Borrower has any right, title or interest, whether now existing or hereafter arising, and including, without limitation, as owner, lessor or lessee.

         (b) Covenants and Representations. (1) Borrower represents and warrants that there have not been during the period of Borrower's possession of any interest in the Property and, to the best of its knowledge after reasonable inquiry, there have not been at any other times, any activities on the Property involving, directly or indirectly, the use, generation, treatment, storage or disposal of any Hazardous Substances except in compliance with Applicable Law
(i) under, on or in the land included in the Property, whether contained in soil, tanks, sumps, ponds, lagoons, barrels, cans or other containments, structures or equipment, (ii) incorporated in the buildings, structures or improvements included in the Property, including any building material containing asbestos, or (iii) used in connection with any operations on or in the Property. (2) Without limiting the generality of the foregoing and to the extent not included within the scope of this Section 8.2(b), Borrower represents and warrants that it is in full compliance with Applicable Law and has received no notice from any Person or any governmental agency or other entity of any violation by Borrower or its Affiliates of any Applicable Law.
(3) Borrower shall be solely responsible for and agrees to indemnify FINOVA, protect and defend FINOVA with counsel reasonably acceptable to FINOVA, and hold FINOVA harmless from and against any claims, actions, administrative proceedings, judgments, damages, punitive damages, penalties, fines, costs, liabilities (including sums paid in settlements of claims), interest or losses, attorneys' fees (including any fees and expenses incurred in enforcing this indemnity), consultant fees, expert fees, and other out-of-pocket costs or expenses actually incurred by FINOVA (collectively, the "ENVIRONMENTAL

COSTS"), that may, at any time or from time to time, arise directly or indirectly from or in connection with: (i) the presence, suspected presence, release or suspected release of any Hazardous Substance whether into the air, soil, surface water or groundwater of or at the Property, or any other violation of Applicable Law, or (ii) any breach of the foregoing representations and covenants; except to the extent any of the foregoing result from the actions of FINOVA, its employees, agents and representatives. All Environmental Costs incurred or advanced by FINOVA shall be deemed to be made by FINOVA in good faith and shall constitute Obligations hereunder.

9.       MISCELLANEOUS.

         9.1 Examination of Records; Financial Reporting.

         (a) Examinations. FINOVA shall at all reasonable times during normal working hours have full access to and the right to examine, audit, make abstracts and copies from and inspect Borrower's records, files, books of account and all other documents, instruments and agreements relating to the Collateral and the right to check, test and appraise the Collateral. Borrower shall deliver to FINOVA any instrument necessary for FINOVA to obtain records from any service bureau maintaining records for Borrower. All instruments and certificates prepared by Borrower showing the value of any of the Collateral shall be accompanied, upon FINOVA's request, by copies of related purchase orders and invoices. FINOVA may, at any time after the occurrence of an Event of Default, remove from Borrower's premises Borrower's books and records (or copies thereof) or require Borrower to deliver such books and records or copies to FINOVA. FINOVA may, without expense to FINOVA, use such of Borrower's personnel, supplies and premises as may be reasonably necessary for maintaining or enforcing FINOVA's security interest.

         (b) Reporting Requirements. Borrower shall furnish FINOVA, upon request, such information and statements as FINOVA shall request from time to time regarding Borrower's business affairs, financial condition, the results of its operations, contracts and agreements and financial and other information with respect to its Factored Clients. Without limiting the generality of the foregoing, Borrower shall provide FINOVA with: (i) FINOVA's standard form collateral and loan report, daily, and upon FINOVA's request, copies of sales journals, cash receipt journals, and deposit slips; (ii) upon FINOVA's request, copies of sales invoices, customer statements and credit memoranda issued, remittance advices and reports; (iii) copies of shipping and delivery documents, upon request; (iv) on or prior to the date set forth on the Schedule, monthly agings (aged from invoice date) and reconciliations of Receivables (with listings of concentrated accounts), payables reports, inventory reports, compliance certificates and unaudited financial statements with respect to the prior month prepared on a basis consistent with such statements prepared in prior months and otherwise in accordance with GAAP; (v) audited annual consolidated and consolidating financial statements, prepared in accordance with GAAP applied on a basis consistent with the most recent Prepared Financials provided to FINOVA by Borrower, including balance sheets, income and cash flow statements, accompanied by the unqualified report thereon of independent certified public accountants acceptable to FINOVA, as soon as available, and in any event, within ninety (90) days after the end of each of Borrower's fiscal years; and (vi) such certificates relating to the foregoing as FINOVA may request, including, without limitation, a monthly certificate from the president and the chief financial officer of Borrower showing Borrower's compliance with each of the financial covenants set forth in this Agreement, and stating whether any Event of Default has occurred or event which, with giving of notice or the passage of time, or both, would constitute an Event of Default, and if so, the steps being taken to prevent or cure such Event of Default. All reports or financial statements submitted by Borrower shall be in reasonable detail and shall be certified by the principal financial officer of Borrower as being complete and correct.

         (c) Guarantor's Financial Statements and Tax Returns. Borrower shall cause each of the Guarantors to deliver to FINOVA such Guarantor's annual financial statement (in form acceptable to FINOVA) and a copy of such Guarantor's federal income tax return with respect to the corresponding year, in each case on the date when such tax return is due or, if earlier, on the date when available.

         9.2 Term; Termination.

         (a) Term. The Initial Term of the Revolving Credit Loans facility and the obligation of FINOVA to made advances with respect thereto in accordance with this Agreement shall be as set forth on the Schedule, and the Revolving Credit Loans facility and this Agreement shall be automatically renewed for one or more Renewal Term(s) as set forth in the Schedule, unless earlier terminated as provided herein.

         (b) Prior Notice. Each party shall have the right to terminate this Agreement effective at the end of the Initial Term or at the end of any Renewal Term by giving the other party written notice not less than sixty (60) days prior to the effective date of such termination, by registered or certified mail.

         (c) Payment in Full. Upon the effective date of termination, the Obligations shall become immediately due and payable in full in cash.

         (d) Early Termination; Termination Fee. In addition to the procedure set forth in Section 9.2(b), Borrower may terminate this Agreement at any time but only upon sixty (60) days' prior written notice and prepayment of the Obligations. Upon any such early termination by Borrower or any termination of this Agreement by FINOVA upon the occurrence of an Event of Default, then, and in any such event, Borrower shall pay to FINOVA upon the effective date of such termination a fee (the "TERMINATION FEE") in an amount equal to the amount shown on the Schedule.

         9.3 Recourse to Security; Certain Waivers. All Obligations shall be payable by Borrower as provided for herein and, in full, at the termination of this Agreement; recourse to security shall not be required at any time. Borrower waives presentment and protest of any instrument and notice thereof, notice of default and, to the extent permitted by applicable law, all other notices to which Borrower might otherwise be entitled.

         9.4 No Waiver by FINOVA. Neither FINOVA's failure to exercise any right, remedy or option under this Agreement, any supplement, the Loan Documents or other agreement between FINOVA and Borrower nor any delay by FINOVA in exercising the same shall operate as a waiver. No waiver by FINOVA shall be effective unless in writing and then only to the extent stated. No waiver by FINOVA shall affect its right to require strict performance of this Agreement. FINOVA's rights and remedies shall be cumulative and not exclusive.

         9.5 Binding on Successor and Assigns. All terms, conditions, promises, covenants, provisions and warranties shall inure to the benefit of and bind FINOVA's and Borrower's respective representatives, successors and assigns.

         9.6 Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

         9.7 Amendments; Assignments. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and FINOVA. Borrower may not sell, assign or transfer any interest in this Agreement or any other Loan Document, or any portion thereof, including, without limitation, any of Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Borrower hereby consents to FINOVA's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, FINOVA's rights, title, interests, remedies, powers and duties hereunder or thereunder. In connection therewith, FINOVA may disclose all documents and information which FINOVA now or hereafter may have relating to Borrower or Borrower's business. To the extent that FINOVA assigns its rights and obligations hereunder to a third party, FINOVA shall thereafter be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third party.

         9.8 Integration. This Agreement, together with the Schedule (which is a part hereof) and the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby.

         9.9 Survival. All of the representations and warranties of Borrower contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties. No termination of this Agreement or of any guaranty of the Obligations shall affect or impair the powers, obligations, duties, rights, representations, warranties or liabilities of the parties hereto and all shall survive such termination.

         9.10 Evidence of Obligations. Each Obligation may, in FINOVA's discretion, be evidenced by notes or other instruments issued or made by Borrower to FINOVA. If not so evidenced, such Obligation shall be evidenced solely by entries upon FINOVA's books and records.

         9.11 Loan Requests. Each oral or written request for a loan by any Person who purports to be any employee, officer or authorized agent of Borrower shall be made to FINOVA on or prior to 11:00 a.m., NEW YORK time, on the Business Day on which the proceeds thereof are requested to be paid to Borrower and shall be conclusively presumed to be made by a Person authorized by Borrower to do so and the crediting of a loan to Borrower's operating account shall conclusively establish Borrower's obligation to repay such loan. Unless and until Borrower otherwise directs FINOVA in writing, all loans shall be wired to Borrower's operating account set forth on the Schedule.

         9.12 Notices. Any notice required hereunder shall be in writing and addressed to the Borrower and FINOVA at their addresses set forth at the beginning of this Agreement. Notices hereunder shall be deemed received on the earlier of receipt, whether by mail, personal delivery, facsimile, or otherwise, or upon deposit in the United States mail, postage prepaid.

         9.13 Brokerage Fees. Borrower represents and warrants to FINOVA that, with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission other than (a) $20,000 payable on the closing date, and (b) $30,000 payable in six (6) equal consecutive monthly installments commencing one month after the

Closing Date, to Fresh Capital Financial Services, Inc., and, to the extent available to Borrower hereunder, Borrower hereby irrevocably requests and authorizes FINOVA to remit such Loan proceeds to Fresh Capital Financial Services Inc. to effectuate the payment of such brokerage fees, and Borrower agrees to indemnify and hold FINOVA harmless against any and all such claims.

         9.14 Disclosure. No representation or warranty made by Borrower in this Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or which reasonably should be known to Borrower which Borrower has not disclosed to FINOVA in writing with respect to the transactions contemplated by this Agreement which materially and adversely affects the business, assets, operations, prospects or condition (financial or otherwise), of Borrower.

         9.15 Publicity. FINOVA is hereby authorized to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

         9.16 Captions. The Section titles contained in this Agreement are without substantive meaning and are not part of this Agreement.

         9.17 Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its Obligations under this Agreement, any remedy at law may prove to be inadequate relief to FINOVA. Therefore, FINOVA, if it so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         9.18 Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument, admissible into evidence. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

         9.19 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

         9.20 Time of Essence. Time is of the essence for the performance by Borrower of the Obligations set forth in this Agreement.

         9.21 Limitation of Actions. Borrower agrees that any claim or cause of action by Borrower against FINOVA, or any of FINOVA's directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Agreement, or any other present or future agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, whether or not relating hereto or thereto, occurred, done, omitted or suffered to be done by FINOVA, or by FINOVA's directors, officers, employees, agents, accountants or attorneys, whether sounding in contract or in tort or otherwise, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based and service of a summons and complaint on an officer of FINOVA or any other Person authorized to accept service of process on behalf of FINOVA, within 30 days thereafter. Borrower agrees that such one-year period of time is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by a specific written agreement of FINOVA. This provision shall survive any termination of this Loan Agreement or any other agreement.

         9.22 Liability. Neither FINOVA nor any FINOVA Affiliate shall be liable for any indirect, special, incidental or consequential damages in connection with any breach of contract, tort or other wrong relating to this Agreement or the Obligations or the establishment, administration or collection thereof (including without limitation damages for loss of profits, business interruption, or the like), whether such damages are foreseeable or unforeseeable, even if FINOVA has been advised of the possibility of such damages. Neither FINOVA, nor any FINOVA Affiliate shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by the Borrower through the ordinary negligence of FINOVA, or any FINOVA Affiliate. "FINOVA AFFILIATE" shall mean FINOVA's directors, officers, employees, agents, attorneys or any other Person or entity affiliated with or representing FINOVA.

         9.23 Notice of Breach by FINOVA. Borrower agrees to give FINOVA written notice of (i) any action or inaction by FINOVA or any attorney of FINOVA in connection with any Loan Documents that may be actionable against FINOVA or any attorney of FINOVA or (ii) any defense to the payment of the Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty or duty implied by law. Borrower agrees that unless such notice is fully given as promptly as possible (and in any event within thirty (30) days) after Borrower has knowledge, or with the exercise of reasonable diligence should have had knowledge, of any such action, inaction or defense, Borrower shall not assert, and Borrower shall be deemed to have waived, any claim or defense arising therefrom.

         9.24 Application of Insurance Proceeds. The net proceeds of any casualty insurance insuring the Collateral, after deducting all costs and expenses (including attorneys' fees) of collection, shall be applied, at FINOVA's option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to FINOVA, or toward payment of the Obligations. Any proceeds applied to the payment of Obligations shall be applied in such manner as FINOVA may elect. In no event shall such application relieve Borrower from payment in full of all installments of principal and interest which thereafter become due in the order of maturity thereof.

         9.25 Power of Attorney. Borrower appoints FINOVA and its designees as Borrower's attorney, with the power to endorse Borrower's name on any checks, notes, acceptances, money orders or other forms of payment or security that come into FINOVA's possession; to sign Borrower's name on any invoice or bill of lading relating to any Receivable, on drafts against customers, on assignments of Receivables, on notices of assignment, financing statements and other public records, on verifications of accounts and on notices to customers or account debtors; to send requests for verification of Receivables to customers or account debtors; after the occurrence of any Event of Default, to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by FINOVA and to open and dispose of all mail addressed to Borrower; and to do all other things FINOVA deems necessary or desirable to carry out the terms of this Agreement. Borrower hereby ratifies and approves all acts of such attorney. Neither FINOVA nor any of its designees shall be liable for any acts or omissions nor for any error of judgment or mistake of fact or law while acting as Borrower's attorney. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied and FINOVA's obligation to provide loans hereunder shall have terminated

         9.26 GOVERNING LAW; WAIVERS. THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ENFORCEMENT OF THE OBLIGATIONS, SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAWS RULES) OF THE STATE OF ARIZONA GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF MARICOPA IN THE STATE OF ARIZONA OR, AT THE SOLE OPTION OF FINOVA, IN ANY OTHER COURT IN WHICH FINOVA SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. BORROWER WAIVES ANY OBJECTION OF FORUM NON CONVENIENS AND VENUE. BORROWER FURTHER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE IN THE MANNER SET FORTH IN SECTION 9.12 HEREOF FOR THE GIVING OF NOTICE. BORROWER FURTHER WAIVES ANY RIGHT IT MAY OTHERWISE HAVE TO COLLATERALLY ATTACK ANY JUDGMENT ENTERED AGAINST IT.

         9.27 MUTUAL WAIVER OF RIGHT TO JURY TRIAL. FINOVA AND BORROWER EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS AGREEMENT; (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN FINOVA AND BORROWER; OR
(III) ANY CONDUCT, ACTS OR OMISSIONS OF FINOVA OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH FINOVA OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.



         BORROWER:

         AMERICAN FACTORS GROUP, INC.

         FED. TAX ID # 65-0821333



         BY_______________________________
              PRESIDENT OR VICE PRESIDENT

         On this 8th day of May, 1998 before me personally came
Frederick Horwin who stated that he is the President of American Factors Group, Inc. and who executed the foregoing Loan and Security Agreement in his capacity as such officer by order of its Board of Directors.



                    ----------------------------
                           Notary Public   NOTARY PUBLIC, CLAYTON COUNTY,GEORGIA
                                           MY COMMISSION EXPIRES FEB. 25, 2000



         FINOVA:

         FINOVA CAPITAL CORPORATION



         BY_______________________________

         TITLE______________________________

                                  SCHEDULE TO

                          LOAN AND SECURITY AGREEMENT



BORROWER:                  AMERICAN FACTORS GROUP, INC.

ADDRESS:                   1800 CORPORATE BOULEVARD, SUITE 101

                           BOCA RATON, FL



DATE:             MAY ____, 1998

This Schedule forms an integral part of the Loan and Security Agreement between the above Borrower and FINOVA Capital Corporation dated the above date, and all references herein and therein to "this Agreement" shall be deemed to refer to said Agreement and to this Schedule.

===============================================================================
DEFINITIONS (SECTION 1):

         "Guarantor" means MEDLEY CREDIT ACCEPTANCE CORPORATION.

         "Subordinating Creditor"  - None

===============================================================================
TOTAL FACILITY (SECTION 2.1):

$2,000,000.00 DURING THE FIRST SIX MONTHS FROM THE DATE HEREOF, WHICH AMOUNT SHALL INCREASE BY $500,000.00 EVERY MONTH THEREAFTER UP TO A MAXIMUM AMOUNT OF $4,000,000.00

===============================================================================
LOANS (SECTION 2.2):

                              REVOLVING CREDIT LOANS: A revolving line of credit consisting of loans against Borrower's Eligible Receivables ("RECEIVABLE LOANS") (the Receivable Loans shall also be referred to as the "REVOLVING CREDIT LOANS") in an aggregate outstanding principal amount not to exceed the lesser of (a) or (b) below:

                                    (a) $2,000,000.00 DURING THE FIRST SIX
                                    MONTHS FROM THE DATE HEREOF, WHICH AMOUNT
                                    SHALL INCREASE BY $500,000.00 EVERY SIX (6)
                                    MONTHS THEREAFTER UP TO A MAXIMUM AMOUNT OF
                                    ($4,000,000.00) (the "REVOLVING CREDIT
                                    LIMIT"), less any Loan Reserves, or

                                    (b)  the difference of

                                    (i)  an amount equal to (A) 90% of the
                                         Initial Payment Amount of the net
                                         amount of Eligible Receivables;

                                    (ii) any Loan Reserves.



INTEREST AND FEES (SECTION 2.5):

                           Revolving Interest Rate. Borrower shall pay FINOVA interest on the daily outstanding balance of Borrower's Revolving Credit Loans at a per annum rate of one and one-half of one percent (1 1/2%) in excess of the rate of interest announced publicly by Citibank, N.A., (or any successor thereto), from time to time as its "prime rate" (the " PRIME RATE") which may not be such institution's lowest rate. The interest rate chargeable hereunder in respect of the Revolving Credit Loans (herein, the "REVOLVING INTEREST RATE") shall be increased or decreased, as the case may be, without notice or demand of any kind, upon the announcement of any change in the Prime Rate. Each change in the Prime Rate shall be effective hereunder on the first day following the announcement of such change. Interest charges and all other fees and charges herein shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable to FINOVA in arrears on the first day of each month.

                           Minimum Interest Charge. With respect to each calendar month or portion thereof during the term of this Agreement (excluding the calendar month in which this Agreement is executed), Borrower shall also pay FINOVA, on the first day of the next month, as a minimum charge, the amount by which accrued interest pursuant to the Revolving Interest Rate section above for such month or portion thereof is less than the interest which would have been earned by FINOVA had the average outstanding loan balance during the entire month been equal to the lessor of
                           (a) the Credit Limit in effect in any such month or
                           (b) $2,500,000.00(the "Minimum Interest Charge"). Notwithstanding the occurrence of any Event of Default hereunder or termination of this Agreement by FINOVA as a result thereof, the Minimum Interest Charge shall be paid by Borrower for the unexpired portion of the Initial Term or any Renewal Term of this Agreement.

                           Collateral Monitoring Fee. At the closing of this transaction and on the first day of each calendar month thereafter, Borrower shall pay FINOVA a collateral monitoring fee of $1,500.00 ("COLLATERAL MONITORING FEE"); provided however, that Borrower agrees and acknowledges that each Loan Year a -+full year's fee shall be deemed earned at the beginning of the respective Loan Year.

                           Closing Fee. At the closing of this transaction, Borrower shall pay to FINOVA a closing fee in an amount equal to one percent (1%) of the Total Facility which shall be earned on the Closing Date, but shall be payable in the following manner:
                           $20,000 at closing and thereafter eleven consecutive monthly installments commencing the first month anniversary of the Closing Date and on each one month anniversary thereafter, the first ten (10) installments each in the amount of One Thousand Eight Hundred Eighteen

                           Dollars ($1,818.00) and the 11th installment in the amount of One Thousand One Hundred Twenty Dollars ($1,820.00).



                           Facility Fee. Borrower shall pay to FINOVA a facility fee equal to 1% per annum of the amount of the Total Facility ("FACILITY FEE"). The Facility Fee shall be deemed fully earned at the time when due and shall be due and is otherwise due and payable annually commencing on the first anniversary of the date of this Agreement and continuing on each subsequent anniversary thereof.



                           Examination Fee. Borrower agrees to pay to FINOVA an examination fee in the amount of $600.00 per person per day in connection with each audit or examination of Borrower performed by FINOVA prior to or after the date hereof, plus all costs and expenses incurred in connection therewith (the "EXAMINATION FEE"). Without limiting the generality of the foregoing, Borrower shall pay to FINOVA an initial Examination Fee in an amount equal to $600.00 per person per day, plus all costs and expenses incurred in connection therewith. Such initial Examination Fee shall be deemed fully earned at the time of payment and due and payable upon the closing of this transaction, and shall be deducted from any good faith deposit paid by Borrower to FINOVA prior to the date of this Agreement.


===============================================================================
CONDITIONS OF CLOSING (SECTION 4.1):

                              The obligation of FINOVA to make the initial advance hereunder is subject to the fulfillment, to the satisfaction of FINOVA and its counsel, of each of the following conditions, in addition to the conditions set forth in Sections 4.1 and 4.2 above:

                              (a) Lease and Landlord's Consent (Section 4.1(t)). Location(s): 1800 Corporate Boulevard, Suite 101, Boca Raton, FL

                              (b) No Material Adverse Change (Section 4.1(u)). Draft financial statements for Seller dated as of August 31, 1997. Further, no material adverse change has occurred in the Borrower's business, operations, financial condition, or assets or in the prospect of repayment of the Obligations since April 7, 1998.

                              (d) Validity and Support Agreements. Frederick Horwin, Thomas Wheatly, Jr. and Robert Press shall each have delivered a Validity and Support Agreement in favor of FINOVA, and in form and substance satisfactory to FINOVA.

                              Borrower shall cause the conditions precedent set forth in Section 4.1 of this Agreement and set forth above in this Schedule to be satisfied, and shall provide evidence to FINOVA that all such conditions precedent have been satisfied, on or before May 15, 1998.

===============================================================================
BORROWER INFORMATION:

         Borrower's State of Incorporation (Section 5.1):  Florida

         Borrower's copyrights, patents trademarks, and licenses (Section 5.5):
         None.

         Fictitious Names/Prior Corporate Names  (Section 5.2):   None

           Prior Corporate Names:           NONE

           Fictitious Names:            NONE



         Borrower Locations (Section 5.16)

              1800 Corporate Boulevard

              Suite 101, Boca Raton, FL



         Borrower's Federal Tax Identification Number (Section 5.16): 65-0821333

         Permitted Encumbrances (Section 1.1)                 NONE

===============================================================================
FINANCIAL COVENANTS  (SECTION 6.1.13):

                                    Borrower shall comply with all of the
                                    following covenants. Compliance shall be determined as of the end of each month or quarter (as determined by FINOVA in its sole discretion), except as otherwise specifically provided below:



Net Worth.                          Borrower shall at all times maintain Net
                                    Worth (which for purposes of this
                                    calculation shall include as equity
                                    Indebtedness due to Medley Acceptance
                                    Corporation which is subordinated to FINOVA on terms acceptable to FINOVA) of not less than $750,000.00 and which amount shall increase by increments of no less than $50,000.00 during each fiscal year end that this Agreement is in effect (this covenant shall be measured semi-annually).


===============================================================================
NEGATIVE COVENANTS (SECTION 6.2):

                Employee Advances:        Borrower shall not make any loans or
                           advances to Employees except in the ordinary course of business and consistent with past practices of Borrower in an aggregate amount not exceeding at any time $5,000.

                Existing Guaranties:                 None.

                Capital Expenditures:      Borrower shall not make or incur any
                           Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Borrower in any fiscal year (beginning with the 1998 fiscal year) would exceed $25,000 without FINOVA's consent, which consent shall not be unreasonably withheld.

         Compensation:              Borrower shall not pay total compensation,
                                    including salaries, withdrawals, fees,
                                    bonuses, commissions, drawing accounts and other payments, whether directly or indirectly, in money or otherwise, during any fiscal year to those employees of Borrower and their spouses who are employed by Borrower, who are shareholders of Borrower in excess of what is provided for in the employment agreements (copies of which have been delivered to FINOVA) and which shall not be amended as to compensation without FINOVA's written consent) between Borrower and any such employees.

         Indebtedness:              Borrower shall not create, incur, assume or
                                    permit to exist any Indebtedness (including
                                    Indebtedness in connection with Capital
                                    Leases) in excess of $25,000.00 other than
                                    (i) the Obligations, (ii) trade payables and other contractual obligations to suppliers and customers incurred in the ordinary course of business and (iii) other
                                    Indebtedness existing on the date of this Agreement and reflected in Exhibit 6.2 attached hereto and (iv) Indebtedness owed to Medley Credit Acceptance Corporation which is subordinated to FINOVA on terms acceptable to FINOVA.

===============================================================================
REPORTING REQUIREMENTS (SECTION 9.1):

                           1. Borrower shall provide FINOVA with monthly agings aged by invoice date and reconciliations of Receivables within ten (10) days after the end of each month or as otherwise requested.

                           2. Borrower shall provide FINOVA with monthly unaudited income statement and balance sheet within thirty (30) days after the end of each month.

                           3. Borrower shall provide FINOVA with audited consolidated and consolidating fiscal financial statements within ninety (90) days after the end of each fiscal year, as more specifically described in Section 9.1(b) hereof, and with an opinion issued by a Certified Public Accountant which is acceptable to FINOVA.

                           4. Borrower shall provide FINOVA with annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower within thirty (30) days prior to the end of each fiscal year of Borrower.

                           5. Borrower's balance sheets for purposes of the definition of Prepared Financials shall be as of December 31.

===============================================================================
TERM (SECTION 9.2):


                              The initial term of this Agreement shall be TWO
                              (2) year(s) from the date hereof (the "INITIAL TERM") and shall be automatically renewed for successive periods of one (1) year each (each, a "RENEWAL TERM"), unless earlier terminated as provided in Section 7 or 9.2 above or elsewhere in this Agreement.

===============================================================================
TERMINATION FEE (SECTION 9.2):

                              (A) Revolving Credit Loans Facility. The
                              Termination Fee applicable to the Revolving
                              Credit Loans facility provided for in Section 9.2(d) shall be an amount equal to the following percentage of the average daily outstanding balance of the Obligations for the 180-day period (or lesser period if applicable) preceding the date of termination:

                              (i) Five percent (5%), if such early termination occurs on or prior to the first year anniversary of the date of this Agreement;

                              (ii) two percent (2%), if such early termination occurs after the first year anniversary of the date of this Agreement, but prior to the eighteenth month anniversary of this Agreement; and

                              (iii) one percent (1%) if such early termination occurs after the eighteenth month anniversary but prior to the second year anniversary of this Agreement.

DISBURSEMENT (SECTION 9.11):

                              Unless and until Borrower otherwise directs
                              FINOVA in writing, all loans shall be wired to Borrower's following operating account:

                              ABA No. 063000021

                              A/C NO. 2020000574556

                              First Union National Bank, Jacksonville, Florida




===============================================================================

BORROWER:                                        FINOVA:

AMERICAN FACTORS GROUP, INC.                     FINOVA CAPITAL
                                                 CORPORATION

BY_______________________________                BY____________________________
         PRESIDENT OR VICE PRESIDENT             TITLE_________________________


         On this day of May, 1998 before me personally came Frederick Horwin who stated that he is the President of American Factors Group, Inc. and who executed the foregoing Loan and Security Agreement in his capacity as such officer of said corporation by order of its Board of Directors.



------------------------------------
           Notary Public      NOTARY PUBLIC, CLAYTON COUNTY, GEORGIA
                              MY COMMISSION EXPIRES FEB. 25, 2000

                                   EXHIBIT A

                         PURCHASE AND SALE AGREEMENT
                                (NONRECOURSE)


Date:______________

Seller:________________________________________________________________________


    This Purchase and Sale Agreement (the "Agreement") is made and entered into as of the above date (the "Contract Date") by the Seller and the Purchaser, AMERICAN FACTORS GROUP, INC. a Florida Corporation ("AFG"). In consideration of the mutual promises and covenants contained herein the Seller and AFG hereby agree to the terms and conditions contained herein and in any Addendum and/or Attachments to this Agreement. Unless otherwise provided, this Agreement shall serve as a Master Agreement, under the same terms and conditions, for all future purchases of invoices by AFG from Seller.

    1. PURCHASE AND SALE OF INVOICES

       (a) Assignment and Ownership of Accounts Receivable: Seller hereby sells, transfers, conveys, assigns, endorses and delivers to AFG as absolute owner, all of the Seller's right, title and interest in all the accounts receivables and invoices which are subject thereof and evidence of same (and collection rights thereto) individually identified on Attachment "A" to this Agreement or on subsequently executed Bulk Assignments ("Accounts Receivable"). For purposes of this Agreement, the purchase of multiple invoices by AFG at any one time shall be considered the purchase of one (1) invoice in the aggregate amount of all invoices purchased.

       (b) Authority to collect Accounts Receivable: AFG as the sole and absolute owner of the Accounts Receivable, shall have the sole and exclusive power and authority to collect each Account Receivable through legal action or otherwise, and may, in its sole determination, settle, compromise, or assign (in whole or part) any of the Accounts Receivable. Seller shall make no attempt to have the Accounts Receivable paid directly to it by an Account Debtor. Seller hereby appoints AFG (and its agents and employees) as its lawful attorney-in-fact (which appointment is coupled with an interest and cannot be revoked by Seller so long as AFG is the owner of an unpaid Account Receivable) for the purpose of collecting the Accounts Receivable. Seller agrees that it will not negotiate any funds it may receive in payment of any invoices assigned to AFG and shall forward all such payments within 48 hours to AFG in the same form as received to the address set forth in this Agreement or as otherwise instructed.

       (c) Payment of Purchase Price: AFG shall pay Seller a purchase price
(the "Purchase Price") for the Accounts Receivable equal to the gross face amount of the Accounts Receivable, less the discount earned by AFG (the "Discount") and less any payment discounts or offsets taken by the account debtors (either revealed or concealed, known or unknown, proper or improper). The Discount earned by AFG shall be based on the Discount Schedule on Exhibit "B" which is attached hereto and made a part of this Purchase and Sale Agreement. Upon the execution of this Agreement by Seller and AFG the Purchase Price shall be paid by check as follows:

               (1) An initial payment (the "Initial Payment") equal to   % of
the gross face amount of the Accounts Receivable less any Adjustments (as defined below) and less any retainage to be held by the account debtor. The Initial Payment shall be made to Seller at the time of AFG's acceptance of Seller's offer of the sale of the Accounts Receivable and the delivery by Seller of all required documents including but not limited to properly executed Assignments of invoices and acknowledgements of the assignment of said invoices by the account debtors; and

               (2) A final payment (the "Final Payment") drawn against the reserve (the "Reserve") equal to: the Purchase Price less (i) the Initial
Payment: (ii) the Discount; and (iii) payment discounts or offsets taken by the account debtors.

       (d) As soon as AFG collects the aggregate amount of the Accounts Receivable from the account debtors, AFG will deliver a check to Seller (drawn against the Reserve) for the aggregate amount collected, less the initial Payment, less the Discount earned by AFG and less any reimbursable expenses ("Adjustment") incurred by AFG for the purpose of compensating AFG for any sums owing AFG pursuant to Section 2 of this or any other Purchase and Sale Agreement by and between Seller and AFG.

    2. SELLER'S REPRESENTATIONS: Seller represents, warrants and covenants to AFG that:

        (a) Seller is the sole owner of the Accounts Receivable and none of the Accounts Receivable have been previously assigned or encumbered in any manner. Seller has the full power and authority to sell each of the Accounts Receivable and has duly authorized their sale to AFG through this Purchase and Sale Agreement.

        (b) Each Account Receivable is current and presently due to Seller;
and is for the amount stated in Attachment A. There are no set-offs, deductions, disputes, contingencies or counterclaims against Seller on any of the Accounts Receivable. Except for the customer's financial ability to pay or bankruptcy each Account Receivable is due and collectible in full no later than ninety (90) days after the date on each said Account Receivable.

        (c) Each Account Receivable is current and presently due and owing to Seller and payment is not contingent upon the fulfillment of any other obligation at any time.


        (d) AFG shall be the sole owner and holder of the Accounts Receivable, together with any products, proceeds, contract rights and/or claims relating to the Accounts Receivable, all of which are to be deemed a part of the Accounts Receivable; however, should Seller receive payment of all or any portion of any of the Accounts Receivable, Seller shall so notify AFG immediately and shall hold all checks and other instruments received in trust for AFG and shall deliver to AFG such checks and other instruments (or, at the direction of AFG the proceeds thereof) without delay.

        (e) Seller presents that any payments received by it on Accounts Receivable assigned to AFG shall be deemed "Trust Funds" and if not remitted to AFG shall constitute a debt which can not be discharged in Bankruptcy or such other laws intended to give debtor relief.

        (f) Seller hereby ratifies and confirms each of the statements made in its most current Corporate Resolution delivered to AFG authorizing the sale of Accounts Receivable to AFG.

        In deciding to purchase the Accounts Receivable, AFG has materially relied upon the documents and other information provided by Seller and upon Seller's representations contained in this section 2 herein. All representations, warranties, indemnities and covenants of the Seller under this Agreement shall survive the termination for any reason of this Agreement until such time as AFG has collected in full any and all Accounts Receivable or monies due it under this Agreement.

    3. NO RECOURSE TO SELLER.

        AFG warrants to Seller that if any Account Receivable is not paid by an account debtor other than for a reason which would be a breach of the provisions of Section 2 of this Purchase and Sale Agreement, then neither Seller nor any guarantor shall be liable to return to AFG the amount of the Initial Payment.

    4. COLLECTION AND ATTORNEY'S FEES.

        AFG shall have the full power and authority to collect each Account Receivable, through legal action or otherwise, and may, in its sole discretion, settle, compromise, or assign (in whole or in part) any of the Accounts Receivable, or otherwise exercise any other right now existing or hereafter arising with respect to any of the Accounts Receivable, if such action will, facilitate collection. Seller and each guarantor shall jointly and severally be liable for the full amount of the attorney's fees incurred in collection, together with interest on the amount of the Accounts
Receivable from the date hereof to the date of satisfaction at the maximum rate permitted by law. If AFG or Seller is required to enforce their rights hereunder against the other party, by virtue of a breach by the other party of the provisions of Section 2 hereof, then in addition to any other obligations hereunder, the prevailing party shall be entitled to recover reasonable attorney's fees and costs from the other party.

    5. ADDENDUM.

        An addendum  is            or is not                   attached to this
Agreement.

     6. REIMBURSABLE EXPENSES. ("Adjustments") In connection with the purchase of the Accounts Receivable, AFG may incur expenses relating to providing reports or services to Seller either inside or outside the scope of this Agreement.
AFG shall be entitled to reimbursement from Seller for expenses incurred for overnight delivery services (e.g. Fed Ex) and wire transfer of funds. AFG shall furnish to Seller, upon request, a schedule promulgated by AFG from time to time setting forth the cost of such reimbursements.

     7. DEFAULT BY SELLER.

          (a) The following shall be an "Event of Default" under this Agreement:

                 (1) A misrepresentation by Seller, (intentional or otherwise) of any representation, covenant, or warranty contained herein.

                 (2) A misstatement of a fact (other than a clerical error) regarding any of the Accounts Receivables as to amount, validity, lack of defenses, offsets, counterclaims or credits by the account debtor or liability of the account debtor for payment of the invoice in accordance with its terms.

                  (3) Failure of AFG to receive payment in full of any Account Receivable (in collected funds), due to the act or failure to act of the Seller other than financial inability or bankruptcy of an account debtor. As used herein, the term "bankruptcy" shall mean a judicially supervised insolvency or bankruptcy proceeding seeking the discharge of an account debtor's debts which proceeding is initiated after the sale of the particular Account Receivable to AFG.

                  (4) A breach by Seller of any other provision of any written agreement between Seller and AFG which breach is not cured within three (3) days after receipt of faxed notice of such breach by Seller.

         (b) In the event Seller commits an Event of Default hereunder, AFG shall have, in addition to all remedies available to AFG at law or in equity, the following specific remedies:

                  (1) AFG may take for AFG's account a credit against any Reserve or any other payments received by AFG for or on the account of Seller.

                  (2) AFG may demand that Seller repurchase an Account Receivable from AFG and pay to AFG the amount of the Initial Payment made by AFG on the Account Receivable plus the Discount which would have been earned by AFG.

                  (3) AFG may notify Seller, in writing, that it is requiring Seller to repurchase all unpaid Accounts Receivable purchased by AFG from Seller under this and all other agreements between Seller and AFG. The purchase price to be paid by Seller within seven (7) days after receipt of said notice from AFG shall be the sum of (i) the Initial Payment paid by AFG for the unpaid

Accounts Receivable, and (ii) the Discount which would have been earned by AFG had all such unpaid Accounts Receivable been paid in full as of the date of the written notice to Seller set forth above, plus any adjustments;

                  (4) Any and all rights and remedies available to a secured party under the Florida Uniform Commercial Code;

                 (5) The right to deduct and offset from any amount due Seller any loss, liability, damage or expense caused by such breach;

                 (6) The right to sue and recover from the Seller all direct, special and consequential damages of AFG.

         (c) Under no circumstances shall AFG be obligated to pursue collection of the Accounts Receivable through litigation or otherwise before pursuing and remedies set forth herein.

         (d) The remedies set forth herein are not the exclusive remedies of AFG and may be sought in any combination.

     8. ATTORNEY IN FACT.

         Seller hereby appoints AFG its attorney-in-fact (which appointment is coupled with an interest and is therefore irrevocable by Seller so long as AFG is the owner of an unpaid Account Receivable for the purpose of signing and endorsing on behalf of Seller, all checks, drafts, and other forms of payment received by AFG in connection with the payment of each Account Receivable and payment of any other amounts due AFG by Seller.

     9. SECURITY INTEREST.

         In order to secure Seller's performance under this Agreement and the truth and accuracy of the representations, warranties and covenants made by Seller hereunder, Seller hereby grants to AFG a security interest in Seller's existing and future accounts, contract rights, receivables and claims and all proceeds and replacements thereof and all general intangibles in connection therewith Seller further agrees to comply with all appropriate requests from AFG in order to perfect AFG security interest in and to such collateral and to execute any financing statement(s) or additional documents as AFG may require, including a security agreement separate herefrom. Upon termination of this Agreement by agreement of the parties or by fulfillment of all conditions hereunder by all parties, AFG shall forward a properly executed UCC-3 to Seller within five (5) days after receipt of written request from Seller and the satisfactions of all the Seller's obligations and the delivery of all required indemnities to the Lender.

                             NOTICES

         10. Any communication, delivery or notice to be given hereunder shall be duly given if in writing and mailed certified mail, telefaxed or overnight delivery as follows:

     (1) To AFG:          1800 Corporate Blvd.
                        -----------------------
                          Suite 101
                         -----------------------
                          Boca Raton, FL 33431
                         -----------------------


                         -----------------------

                         -----------------------

                         -----------------------


     (2) To Seller:
                         -----------------------

                         -----------------------

                         -----------------------


     (3) To Guarantor :
                         -----------------------

                         -----------------------

                         -----------------------

     11. Miscellaneous Provisions:

         (a) Construction and Governing Law: This Agreement shall be construed and enforced under the laws of the State of Florida. In the event any provision of this Agreement shall be declared invalid by a court of competent jurisdiction, said invalidity shall not invalidate the Agreement as a whole, but said Agreement shall be construed as if the invalidated provision was omitted from the Agreement.

         (b) Entire Agreement: This Agreement supersedes and cancels any and all other contracts referring to the subject matter herein. No modifications, alteration or waiver of this Agreement shall be effective unless in writing and executed by the parties hereto.

         (c) Assignability: This Agreement shall inure to the benefit of AFG, its successors and assigns. This Agreement and the rights conferred herein shall be non-assignable by the Seller.

         (d) Counterparts: This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute one instrument representing the Agreement between the parties hereto.

         (e) Captions: Captions of the various section contained in this Agreement are intended to be used solely for convenience of the Parties and are not intended, nor are they deemed to modify, or explain or to be used as an aid in the construction of any of the provision of this Agreement.

         (f) Attorney's Fees: In the event of any litigation arising out of the terms of this Agreement, the prevailing party shall be entitled to reimbursement of reasonable attorney's fees and costs at both the trial court level and on appeal.

         (g) Waiver of Trial by Jury: Seller and AFG hereby knowingly, irrevocably, voluntarily and intentionally waive any right either may have to a trial by jury in respect of any action, proceeding or counterclaim based on this Agreement, or arising out of, under or in connection with this Agreement or any Agreement contemplated to be executed in connection with this Agreement, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto.

AS TO PURCHASER:                      AS TO SELLER:

AMERICAN FACTORS GROUP, INC.          __________________________
a Florida Corporation                 __________________________
By: ________________________          By: ______________________

Name: ______________________          Name: ____________________
Title: _____________________          Title: ___________________


                      PERSONAL GUARANTY AND JOINDER

The undersigned hereby personally, absolutely and unconditionally guarantees the truth and accuracy of the representations and warranties of Seller herein and the payment and performance of Seller's obligations under this Agreement. The undersigned shall be primarily liable for such obligations and in the event Seller commits an event of default, AFG may invoke the benefits of this guaranty before pursuing any remedies against Seller and before proceeding against any collateral for such obligation.



                                                 --------------------------

                                  EXHIBIT 4.1

         FINOVA CAPITAL CORPORATION

         BORROWER: AMERICAN FACTORS GROUP, INC.

         DOCUMENT CHECKLIST


                                PART I:  PARTIES


Borrower:                        American Factors, Group, Inc.
                                 1800 Corporate Blvd.
                                 Suite 101
                                 Boca Raton, Florida 33431
                                -----------------------------------------

                                -----------------------------------------

                                -----------------------------------------

                                -----------------------------------------

Lender:                          FINOVA Capital Corporation ("FINOVA")
                                 111 West 40th Street
                                 New York, NY 10018
                                -----------------------------------------

                                -----------------------------------------
                                 Attn:  Bradford A. Mitch

                                -----------------------------------------

                                -----------------------------------------


Counsel to Lender:               Paul B. Hahn
                                -----------------------------------------
                                 Winick & Rich, P.C.
                                -----------------------------------------
                                 919 Third Avenue
                                -----------------------------------------
                                 New York, NY 10022
                                -----------------------------------------


Counsel to Borrower:
                                -----------------------------------------

                                -----------------------------------------

                                -----------------------------------------

                                -----------------------------------------

                              PART II: DOCUMENTS

                                                                  Responsible        Executed
                                                                     Party           Received
                                                                     -----           --------
Loan and Security Agreement with                                     Lender           ______
Schedule and Exhibits to Loan and Security Agreement

Secretary Certificate                                               Borrower          ______

Corporate Guaranty of Medley Credit Acceptance Corp.                 Lender           ______

Secretary Certificate of Corp. Guarantor                             Lender           ______

Validity and Support Agreement of Frederick Horwin                   Lender           ______

Validity and Support Agreement of Thomas Wheatley, Jr.               Lender           ______

Validity and Support Agreement of Robert Press                       Lender           ______

Form of Collateral Assignment of Credit Insurance Policy and         Lender           ______
copy of Policy

Landlord/Mortgagee Waivers:                                          Lender           ______
1800 Corporate Blvd., Suite 101, Boca Raton, Florida

Opinion of Borrower's Counsel                                       Borrower          ______

Copy of Articles of Incorporation of Borrower                       Borrower          ______

Copy of Bylaws of Borrower                                          Borrower          ______

Certificate of Good Standing as a Domestic Corporation               Lender           ______
(Florida) and UCC search

UCC-1 Financing Statements                                           Lender           ______

Wire Instructions                                                   Borrower          ______

Certificate of No Change                                             Lender           ______

Appointment of Agent - American Factors Group, Inc.

Note: Mark all Condition Subsequents with a *

                                       2

Appointment of Agent - Medley Credit Acceptance Corporation          Lender           ______

Subordination and Standstill Agreement                               ______           ______

Signature Authorization                                              Lender           ______

Evidence of Capitilization                                          Borrower          ______

Lock Box Agreement                                                   Lender           ______

Certificate of Invoice                                               ______           ______

Form of Factoring Agreement                                         Borrower          ______

Subordinated Note from American Factors to Medley Credit            Borrower          ______

Acknowledgement of Availability                                      Lender           ______

Disbursement Letter                                                  Lender           ______

Note: Mark all Condition Subsequents with a *

                                  EXHIBIT 6.2

                               TABLE OF CONTENTS


1.       DEFINITIONS..........................................................2
         1.1      Defined Terms...............................................2
         1.2      Other Terms.................................................6

2.       LOANS; INTEREST RATE AND OTHER CHARGES...............................7
         2.1      Total Facility..............................................7
         2.2      Loans.......................................................7
         2.3      Overlines; Overadvances.....................................7
         2.4      Loan Account................................................7
         2.5      Interest; Fees..............................................7
         2.6      Default Interest Rate.......................................7
         2.7      Examination Fee.............................................7
         2.8      Excess Interest.............................................7
         2.9      Principal Payments; Proceeds of  Collateral.................8
         2.10     Application of Collateral...................................9
         2.11     Application of Payments.....................................9

3.       SECURITY............................................................10
         3.1      Security Interest in the Collateral........................10
         3.2      Perfection and Protection of Security Interest.............10
         3.3      Preservation of Collateral.................................10
         3.4      Insurance..................................................10
         3.5      Collateral Reporting; Inventory............................10
         3.6      Receivables................................................11
         3.7      Equipment..................................................11
         3.8      Other Liens; No Disposition of  Collateral.................11
         3.9      Collateral Security........................................11
         3.10     Borrower's Factored Clients................................11

4.       CONDITIONS OF CLOSING...............................................12
         4.1      Initial Advance............................................12
         4.2      Subsequent Advances........................................14

5.       REPRESENTATIONS AND WARRANTIES......................................14
         5.1      Due Organization...........................................14
         5.2      Other Names................................................14
         5.3      Due Authorization..........................................14
         5.4      Binding Obligation.........................................14
         5.5      Intangible Property........................................14
         5.6      Capital....................................................15
         5.7      Material Litigation........................................15
         5.8      Title; Security Interests of FINOVA........................15
         5.9      Restrictive Agreements; Labor Contracts....................15
         5.10     Laws.......................................................15
         5.11     Consents...................................................15
         5.12     Defaults...................................................15
         5.13     Financial Condition........................................15
         5.14     ERISA......................................................15
         5.15     Taxes......................................................15
         5.16     Locations; Federal Tax ID No...............................15
         5.17     Business Relationships.....................................15
         5.18     Factoring Agreements.......................................16
         5.19     Reaffirmations.............................................16


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


6.       COVENANTS...........................................................16
         6.1      Affirmative Covenants......................................16
         6.2      Negative Covenants.........................................17

7.       DEFAULT AND REMEDIES................................................18
         7.1      Events of Default..........................................18
         7.2      Remedies...................................................19
         7.3      Standards for Determining Commercial Reasonableness........19

8.       EXPENSES AND INDEMNITIES............................................19
         8.1      Expenses...................................................19
         8.2      Environmental  Matters.....................................20

9.       MISCELLANEOUS.......................................................21
         9.1      Examination of Records; Financial Reporting................21
         9.2      Term; Termination..........................................21
         9.3      Recourse to Security; Certain Waivers......................22
         9.4      No Waiver by FINOVA........................................22
         9.5      Binding on Successor and Assigns...........................22
         9.6      Severability...............................................22
         9.7      Amendments; Assignments ...................................22
         9.8      Integration................................................22
         9.9      Survival...................................................22
         9.10     Evidence of Obligations....................................22
         9.11     Loan Requests..............................................22
         9.12     Notices....................................................22
         9.13     Brokerage Fees.............................................22
         9.14     Disclosure.................................................23
         9.15     Publicity..................................................23
         9.16     Captions...................................................23
         9.17     Injunctive Relief..........................................23
         9.18     Counterparts; Facsimile Execution. ........................23
         9.19     Construction...............................................23
         9.20     Time of Essence............................................23
         9.21     Limitation of Actions......................................23
         9.22     Liability..................................................23
         9.23     Notice of Breach by FINOVA.................................24
         9.24     Application of Insurance Proceeds..........................24
         9.25     Power of Attorney..........................................24
         9.26     Governing Law; Waivers.....................................24
         9.27     MUTUAL WAIVER OF RIGHT TO JURY TRIAL.......................25













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